CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                           INTEREST PURCHASE AGREEMENT

                                  BY AND AMONG

                               T-MOBILE USA, INC.,

                         OMNIPOINT COMMUNICATIONS, INC.

                              CINGULAR WIRELESS LLC

                                       AND

                                SBC WIRELESS LLC,

                                      DATED

                                  MAY 24, 2004

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                                TABLE OF CONTENTS

ARTICLE I      DEFINITIONS......................................................................   2

ARTICLE II     DISSOLUTION OF FACILITIES; TERMS OF INTEREST PURCHASE............................  13
       2.1     Contribution of Membership Interest to Newco; Appointment of Liquidators.........  13
       2.2     Dissolution of Facilities........................................................  13
       2.3     Liquidating Committee Supervision of Dissolution.................................  13
       2.4     Capital Account True-Up..........................................................  14
       2.5     Purchase and Sale of Transferred Newco Membership Interest; Manner of Payment....  14
       2.6     Purchase Price Adjustment........................................................  15
       2.7     Closing..........................................................................  15
       2.8     Closing Deliveries...............................................................  16
       2.9     Purchase Price Allocation........................................................  18
       2.10    Termination of Existing Agreements...............................................  18

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SBCW AND CINGULAR AS TO THEMSELVES, NEWCO AND
               THE TRANSFERRED NEWCO MEMBERSHIP INTEREST........................................  18
       3.1     Organization, Corporate Power....................................................  18
       3.2     Authority........................................................................  19
       3.3     No Conflict......................................................................  19
       3.4     The Transferred Newco Membership Interest........................................  20
       3.5     Consents and Approvals...........................................................  20
       3.6     No Litigation....................................................................  20
       3.7     No Brokers.......................................................................  20
       3.8     Newco............................................................................  21
       3.9     Facilities.......................................................................  21

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SBCW AND CINGULAR AS TO THE CINGULAR ASSETS
               AND CINGULAR SUB.................................................................  21
       4.1     Organization and Corporate Power.................................................  22
       4.2     No Conflict......................................................................  22
       4.3     Capitalization; Subsidiaries.....................................................  22
       4.4     Financial Statements of Cingular Sub.............................................  23
       4.5     No Undisclosed Liabilities.......................................................  23
       4.6     No Material Adverse Change.......................................................  23
       4.7     Tax Matters......................................................................  24
       4.8     Cingular Assets..................................................................  25
       4.9     Title to Cingular Network Assets.................................................  25

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.
                                                                   EXHIBIT 10.66

       4.10    Real Property; Leased Real Property..............................................  26
       4.11    Environmental Matters............................................................  28
       4.12    Litigation.......................................................................  29
       4.13    Employees; Employee Plans........................................................  29
       4.14    Material Contracts; No Violation.................................................  29
       4.15    Compliance with FAA and FCC Tower and Cell Site Requirements.....................  30

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................  31
       5.1     Status and Investment Intent.....................................................  31
       5.2     Organization and Corporate Power.................................................  31
       5.3     Authority........................................................................  31
       5.4     No Conflict......................................................................  32
       5.5     Consents and Approvals...........................................................  32
       5.6     No Litigation....................................................................  32
       5.7     Facilities.......................................................................  33
       5.8     No Brokers.......................................................................  33
       5.9     Financial Capability.............................................................  33

ARTICLE VI     COVENANTS OF THE PARTIES; ADDITIONAL AGREEMENTS..................................  34
       6.1     Conduct of Business..............................................................  34
       6.2     Breach of Representations and Warranties (Cingular and SBCW).....................  35
       6.3     Breach of Representations and Warranties (T-Mobile and Purchaser)................  35
       6.4     Expenses.........................................................................  35
       6.5     Further Assurances...............................................................  35
       6.6     Public Announcements.............................................................  36
       6.7     Certain Taxes....................................................................  36
       6.8     Waiver of Transfer Restrictions..................................................  37
       6.9     HSR Act..........................................................................  37
       6.10    Access to Cingular Employees.....................................................  37
       6.11    Transition Services..............................................................  37
       6.12    Gateway Switching................................................................  37
       6.13    No Opposition....................................................................  37
       6.14    Co-location......................................................................  38
       6.15    Mobile Network Code..............................................................  38
       6.16    Continuing Obligations...........................................................  39
       6.17    Reasonable Access................................................................  40
       6.18    Contesting Governmental Approval.................................................  40
       6.19    Update of Schedule A and Schedule B..............................................  40
       6.20    Property Taxes...................................................................  40
       6.21    Transfer of Contingent Consent Leases............................................  41
       6.22    Contribution of Sites held by a CA/NV Sublessor, as Cingular Affiliate...........  44
       6.23    Building Coverage Sites..........................................................  44
       6.24    Global Lease Consent Acknowledgement.............................................  45

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

ARTICLE VII    CLOSING CONDITIONS OF T-MOBILE AND PURCHASER.....................................  46
       7.1     Illegality.......................................................................  46
       7.2     Representations and Warranties of SBCW and Cingular..............................  47
       7.3     Approvals and Consents...........................................................  47
       7.4     Closing Deliveries...............................................................  47
       7.5     AWE Merger.......................................................................  47
       7.6     Cingular and SBCW Compliance with Covenants......................................  48
       7.7     Lease Agreements.................................................................  48

ARTICLE VIII   CLOSING CONDITIONS OF CINGULAR AND SBCW..........................................  48
       8.1     Illegality.......................................................................  48
       8.2     Representations and Warranties of Purchaser and T-Mobile.........................  48
       8.3     Approvals and Consents...........................................................  49
       8.4     Closing Deliveries...............................................................  49
       8.5     Closing of AWE Merger; No Qualifying Divestiture.................................  49
       8.6     T-Mobile and Purchaser Compliance with Covenants.................................  49
       8.7     Lease Agreement..................................................................  49

ARTICLE IX     INDEMNIFICATION..................................................................  49
       9.1     Indemnification by Cingular and SBCW.............................................  49
       9.2     Indemnification by T-Mobile and Purchaser........................................  50
       9.3     Notice of Claims; Calculation of Damages or Expense..............................  50
       9.4     Third Party Claims...............................................................  51
       9.5     No Special Damages...............................................................  53
       9.6     Limitations......................................................................  53
       9.7     Exclusive Remedy.................................................................  54
       9.8     Pending Claims...................................................................  54

ARTICLE X      TERMINATION......................................................................  55
       10.1    Termination Events...............................................................  55
       10.2    Effect of Termination............................................................  56

ARTICLE XI     DISPUTE RESOLUTION...............................................................  56
       11.1    Hierarchy of Dispute Resolution Procedures.......................................  56
       11.2    Arbitration (except as set forth in Section 11.3)................................  57
       11.3    Dispute Resolution Procedures Regarding Disputes under Sections 7.1, 7.2 and 7.6..........................................................................  59
       11.4    Judicial Procedure...............................................................  59
       11.5    Obligation to Continue Performance Pending Resolution of a Dispute...............  59

ARTICLE XII    GENERAL..........................................................................  59
       12.1    Amendments, Waivers and Consents.................................................  59
       12.2    Governing Law....................................................................  60
       12.3    Section Headings.................................................................  60
       12.4    Counterparts.....................................................................  60
       12.5    Notices and Demands..............................................................  60

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

       12.6    Partial Invalidity...............................................................  61
       12.7    Waiver...........................................................................  61
       12.8    Entire Agreement.................................................................  62
       12.9    Interpretation...................................................................  62
       12.10   Assignment.......................................................................  62
       12.11   No Third-Party Beneficiaries.....................................................  63
       12.12   Enforcement of Agreement.........................................................  63

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                                  EXHIBIT LIST

EXHIBIT A - EXCHANGE AGREEMENT

EXHIBIT B - ROAMING AGREEMENT AMENDMENT

EXHIBIT C - WHOLESALE AGREEMENT

EXHIBIT D - TRANSITION SERVICES AGREEMENT

EXHIBIT E - RADIO BAILMENT AGREEMENT

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                           INTEREST PURCHASE AGREEMENT

      THIS INTEREST PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of May 24, 2004 by and among Omnipoint Communications, Inc., a Delaware corporation ("PURCHASER"), SBC Wireless LLC, a Delaware limited liability company ("SBCW"), T-Mobile USA, Inc., a Delaware corporation (formerly VoiceStream Wireless Corporation) ("T-MOBILE"), and Cingular Wireless LLC, a Delaware limited liability company ("CINGULAR") (T-Mobile, Purchaser, Cingular and SBCW may be individually referred to as a "PARTY" and may be collectively referred to as the "PARTIES"). Except as otherwise indicated herein, capitalized terms used herein are defined in Article I.

      WHEREAS, on November 1, 2001 (the "FORMATION DATE"), pursuant to the GSM Facilities, LLC Formation and Contribution Agreement dated as of October 12, 2001 (the "FORMATION AGREEMENT") Omnipoint Facilities Network 1, LLC, a Delaware limited liability company ("OMNIPOINT") contributed to GSM Facilities, LLC, a Delaware limited liability company ("FACILITIES"); all of the membership interests in Omnipoint Facilities Network 2, LLC ("T-MOBILE SUB") and SBCW contributed to Facilities all of the membership interests in Pacific Bell Wireless LLC ("CINGULAR SUB"), each of which possessed wireless network assets, in each case in exchange for a 50% membership interest in Facilities having the rights, preferences and obligations set forth in the GSM Facilities LLC Agreement dated as of November 1, 2001 (the "FACILITIES LLC AGREEMENT");

      WHEREAS, in connection with the Formation Agreement, the parties thereto executed and delivered the Facilities LLC Agreement, the Technical Services Agreement, the California System Access and Services Agreement, the New York System Access and Services Agreement, and the Reciprocal Home Roaming Agreement (the "EXISTING ANCILLARY AGREEMENTS") and other agreements identified in the Formation Agreement;

      WHEREAS, on February 17, 2004, Cingular entered into a definitive agreement to acquire AT&T Wireless Services, Inc. ("AWE") (the "AWE MERGER");

      WHEREAS, the Parties desire to cause the dissolution of Facilities, in connection with which SBCW will receive a distribution of all of the membership interests in Cingular Sub,

      WHEREAS, immediately prior to the Closing (as hereinafter defined), SBCW will contribute all of the membership interests in Cingular Sub to a Delaware limited liability company wholly owned by SBCW ("NEWCO");

      WHEREAS, Purchaser desires to purchase from SBCW and SBCW desires to sell to Purchaser, immediately after such distribution, all of SBCW's outstanding right, title and interest to its membership interest in Newco; and

      WHEREAS, simultaneously with the execution of this Agreement, Affiliates of T-Mobile and Cingular have entered into the License Purchase Agreement (as hereinafter defined) providing for the purchase by T-Mobile from Cingular of certain FCC licenses covering certain markets in California and Nevada and Cingular, Affiliates of Cingular, T-Mobile, and Affiliate

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

of T-Mobile have entered into the Long Term De Facto Transfer Lease Agreement (as defined herein).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Facilities LLC Agreement.

      "ACCOMMODATOR" has the meaning set forth in Section 12.10 hereof.

      "AFFILIATE" means, when used with reference to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, Owns and Controls, is Owned and Controlled by, or is under common Ownership and common Control with, such specific Person.

      "AGREEMENT" has the meaning set forth in the Preamble hereof.

      "ANCILLARY AGREEMENTS" means the Exchange Agreement, the License Purchase Agreement, the Long Term De Facto Transfer Lease Agreement, the Transition Services Agreement, the Wholesale Agreement, the Roaming Agreement Amendment, and the Radio Bailment Agreement, each as defined herein.

      "ARBITRATION DEMAND" has the meaning set forth in Section 11.2(b) hereof.

      "ARBITRATORS" has the meaning set forth in Section 11.2(c) hereof.

      "AWE" has the meaning set forth in the third recital hereof.

      "AWE MERGER" has the meaning set forth in the third recital hereof.

      "AWE MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among AT&T Wireless Services, Inc., Cingular Wireless Corporation, Cingular Wireless, LLC and Links I Corporation, SBC Communications, Inc. and BellSouth Corporation dated as of February 17, 2004.

      "BANKRUPTCY" means, with respect to any Person, the happening of any one or more of the following events: (a) a Person (or, in the case of any Person that is a partnership, any general partner thereof) (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged to be bankrupt or insolvent, or there has been entered against such Person (or general partner) an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking in respect of such Person (or such general partner) any

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person (or such general partner) in any proceeding of a nature described above; or (vi) seeks, consents or acquiesces in the appointment of a trustee, receiver, conservator or liquidator of such Person (or such general partner) or of all or any substantial part of such Person's (or such general partner's) properties; or
(b) 120 days after the commencement of any proceeding against any Person (or such general partner) seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if such proceeding has not been dismissed, or within 90 days after the appointment without such Person's (or such general partner's) consent or acquiescence of a trustee, receiver or liquidator of the Person (or such general partner) or of all or any substantial part of such Person's (or such general partner's) properties, if such appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, if such appointment is not vacated.

      "BASE BALANCE SHEET" has the meaning set forth in Section 4.4 hereof.

      "BUILDING COVERAGE SITES" means those Sites where "Pico" cells or similar cell equipment have been deployed in connection with a commercial services arrangement (either documented or established through a course of dealing) with a wireless customer or building owner and identified in Schedule F attached.

      "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which the FedWire System operated by the Federal Reserve Bank of New York is closed.

      "CALIFORNIA/NEVADA" means the Los Angeles-San Diego MTA and the San Francisco-Oakland-San Jose MTA.

      "CA/NV MASTER LEASE" means that certain Master Sublease Agreement having SBC Towers Holdings, LLC, as sublessor and CA/NV Sublessor, as sublessee and governing the terms of the CA/NV Master Sites.

      "CA/NV MASTER SITES" means the Cingular In Service Properties currently leased to (and by) CA/NV Sublessor subject to CA/NV Master Lease and as set forth on Schedule E attached.

      "CA/NV MASTER SUBLEASE" means that certain Master Site Agreement having CA/NV Sublessor, as sublessor and Cingular Sub, as sublessee and governing the terms of the CA/NV Master Sites and the CA/NV Sites.

      "CA/NV SITES" means the Cingular In Service Properties currently leased to (and by) CA/NV Sublessor subject to certain primary ground leases and as set forth on Schedule E-1 attached.

      "CA/NV SUBLESSOR" means CA/NV Tower Holdings, LLC.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.

      "CERTIFICATE OF CANCELLATION" has the meaning set forth in Section 2.3 hereof.

      "CHANGE NOTICE" has the meaning set forth in Section 6.2 hereof.

      "CINGULAR" has the meaning set forth in the Preamble hereof.

      "CINGULAR ASSETS" means the Cingular Network Assets and the Cingular Real Property Assets, specifically excluding the Excluded Assets.

      "CINGULAR DISCLOSURE SCHEDULE" has the meaning set forth in the Preamble of Article III hereof.

      "CINGULAR FEE PROPERTIES" means those Cingular Real Property Assets for which Cingular Sub has a fee simple possessory interest as set forth on Schedule B-1 attached.

      "CINGULAR INDEMNIFIED PARTIES" has the meaning set forth in Section 9.2 hereof.

      "CINGULAR IN SERVICE PROPERTIES" means (i) the Cingular Fee Properties and
(ii) Cingular Leased Properties that, in each case, are "on air" and operational (excepting any voluntary, involuntary or temporary outages in operation), but excluding Building Coverage Sites and Cingular Leased Permitting Sites.

      "CINGULAR LEASED PERMITTING SITES" means Sites that are subject to a Cingular Sub Lease for which Permitting is ongoing, including those Sites as set forth on Schedule D-1 attached.

      "CINGULAR LEASED PROPERTIES" means land and/or improvements comprising cell sites and switch sites related to the California/Nevada network for which Cingular Sub holds a leasehold or license interest, leasehold estate, access right, easement or other non fee simple possessory interest, or derives a benefit therefrom (other than Excluded Assets), including those real estate and quasi-real estate interests benefiting Cingular Sub listed on Schedules B, C-1, C-1-b, D-1, E and E-1 but excluding Schedule C-2.

      "CINGULAR MATERIAL ADVERSE EFFECT" means any change or effect that (i) is materially adverse to the properties, assets, business, financial condition or results of operations of Newco or Cingular Sub or (ii) would materially adversely affect the Transferred Newco Membership Interest or the ability of SBCW or Cingular to perform its obligations under this Agreement; provided, however, that effects relating to (w) actions or omissions of Cingular Sub, SBCW or Cingular taken with the prior written consent of an authorized signatory of T-Mobile as set forth in Section 12.1 and delivered pursuant to the notice provisions of Section 12.5 of this Agreement, (x) effects caused by the public announcement of, and response or reaction of customers, vendors, or licensors of Cingular Sub to, this Agreement or any of the transactions contemplated hereby,
(y) changes or conditions (including changes in technology, Law, or

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

regulatory or market environment) affecting the wireless telecommunications industry generally or (z) changes in economic, regulatory or political conditions generally, shall not be deemed to constitute, and shall not be considered in determining whether there exists, a material adverse effect.

      "CINGULAR NETWORK ASSETS" means all of the assets of Cingular Sub other than the Excluded Assets and the Cingular Real Property Assets, including all assets listed on Schedule A.

      "CINGULAR NON-LEASED PERMITTING SITES" means Sites that are not owned or leased by Cingular Sub, but for which Permitting is ongoing in advance of obtaining a Cingular Sub Lease, including those Sites as set forth on Schedule D-2 attached.

      "CINGULAR PERMITTING SITES" means Cingular Non-Leased Permitting Sites and Cingular Leased Permitting Sites.

      "CINGULAR REAL PROPERTY ASSETS" means collectively, the Cingular Fee Property, Cingular Leased Properties, Cingular Permitting Sites and Building Coverage Sites.

      "CINGULAR SUB" has the meaning set forth in the first recital hereof.

      "CINGULAR SUB LEASES" means the leases, licenses, easements and other agreements creating Cingular Sub's interests in the Cingular Leased Properties from which Cingular Sub derives benefit, including, by way of example, the CA/NV Master Lease and the CA/NV Master Sublease.

      "CINGULAR SUB DISTRIBUTION" has the meaning set forth in Section 2.2 hereof.

      "CINGULAR SWITCH PROPERTIES" means those certain Cingular Leased Properties all or part of which are used as a switch site in connection with the California/Nevada network, including those Sites as set forth on Schedule C-1 attached.

      "CLAIM NOTICE" has the meaning set forth in Section 9.3(a) hereof.

      "CLOSING" has the meaning set forth in Section 2.7 hereof.

      "CLOSING CONDITIONS SATISFACTION DATE" has the meaning set forth in
Section 2.7(a) hereof.

      "CLOSING DATE" means the date on which the Closing occurs.

      "CLOSING DATE OMNIPOINT CAPITAL ACCOUNT BALANCE" has the meaning set forth in Section 2.4(b) hereof.

      "CLOSING DATE TRUE-UP PAYMENT" has the meaning set forth in Section 2.4(a) hereof.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      "CONTINGENT CONSENT LEASE" means a Cingular Sub Lease requiring the counterparty to consent to the Transfers or waive the breach or default caused by the Transfers under the Cingular Sub Lease.

      "CONTINGENT CONSENT SITES" means Sites subject to a Contingent Consent Lease.

      "CONTRACT" means written or oral contracts, arrangements, plans, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments.

      "CONTROL" and derivations thereof means the direct or indirect power to direct, or cause the direction of, the management or affairs of a Person.

      "COVENANT CLOSING CLAIM" has the meaning set forth in Section 7.6 hereof.

      "CPR RULES" means the CPR Non-Administered Arbitration Rules as in effect from time to time, promulgated by the CPR Institute for Dispute Resolution or successor organization.

      "DAMAGES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages or other charges.

      "DISCOUNTED PURCHASE PRICE" has the meaning set forth in Section 2.7(b) hereof.

      "DISPUTE" has the meaning set forth in Section 11.1 hereof.

      "DISPUTING PARTY" has the meaning set forth in Section 11.2(a) hereof.

      "DISSOLUTION" has the meaning set forth in Section 2.2 hereof.

      "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including CERCLA, RCRA, and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material. The term "Environmental Laws" shall include, without limitation, the environmental rules of the FCC, 47 C.F.R. Sections 1.1301 to 1.1319, which implement the National Environmental Policy Act of 1969, 42 U.S.C.
Section 4321 et seq.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "EXISTING ANCILLARY AGREEMENTS" has the meaning set forth in the second recital.

      "EXCHANGE" has the meaning set forth in Section 12.10 hereof.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCHANGE AGREEMENT" has the meaning set forth in Section 2.8(a) hereof.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      "EXCLUDED ASSETS" has the meaning set forth in Schedule 4.8 hereof.

      "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified under this Agreement (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and expenses of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

      "FAA" means the Federal Aviation Administration.

      "FACILITIES" has the meaning set forth in the first recital hereof.

      "FACILITIES LLC AGREEMENT" has the meaning set forth in the first recital.

      "FINAL CAPITAL ACCOUNT DETERMINATION" has the meaning set forth in Section 2.4(b) hereof.

      "FINAL ORDER" means an action taken or order issued by the applicable Governmental Body as to which (a) no request for stay of the action or order is pending, no such stay is in effect, and any deadline for filing any such request has passed; (b) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending before the Governmental Body and the time for filing any such petition or protest is passed; (c) the Governmental Body does not have the action or order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (d) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed.

      "FCC" means the Federal Communications Commission or any successor agency.

      "FOLLOW-ON PERIOD" has the meaning set forth in Section 6.15(a) hereof.

      "FORMATION AGREEMENT" has the meaning set forth in the first recital hereof.

      "FORMATION DATE" has the meaning set forth in the first recital hereof.

      "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis.

      "GATEWAY SWITCH" means any voice switch in a GSM network that provides interconnection between master switch controllers and other non-GSM voice switches or ancillary service platforms (e.g. voice mail, PSAP) but does not have direct interconnection to base station controllers.

      "GATEWAY SWITCHING" means a specialized mobile switching center that is used to interface with the fixed network (PSTN/ATM/ISDN) for inbound traffic, as well as interface for certain service control functions such as long distance routing, voicemail services and SMS systems.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      "GOVERNMENTAL APPROVAL" means any consent, approval or authorization of, or declaration, filing or registration with, or notice to, or order or action of, any court, administrative agency or other Governmental Body, provided that for purposes of only Section 6.18 and the definition of "Qualifying Divestiture," "Governmental Approval" shall mean any consent, approval or authorization of, or order or action of, any court, administrative agency or other Governmental Body, including but not limited to the United States Department of Justice.

      "GOVERNMENTAL BODY" means any foreign, federal, state or local government or any division thereof, or any court, tribunal, administrative agency or commission or governmental or other regulatory authority or agency.

      "HAZARDOUS MATERIAL" means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes and CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos and polychlorinated biphenyls (PCBs).

      "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 9.3(a) hereof.

      "INDEMNITOR" has the meaning set forth in Section 9.3(a) hereof.

      "INITIAL PERIOD" has the meaning set forth in Section 6.15(a) hereof.

      "INTERIM BALANCE SHEET" has the meaning set forth in Section 4.4 hereof.

      "IRS" means the U.S. Internal Revenue Service.

      "KNOWLEDGE" and the phrases "to the knowledge of," "is not aware," "has not received notice," and any other similar phrases, as used with respect to (a) Cingular or SBCW means those facts that are actually known by Stan Sigman (CEO), Peter A. Ritcher (CFO), Gregg Hall (Controller), Ralph de la Vega (COO), Joaquin Carbonell (Executive Vice President and General Counsel), Carol Tacker (Vice President and Assistant General Counsel), Stephen McGaw (Senior Vice President Corporate Development), Ed Reynolds (President of Network Operations), Jim Jacot (Network Operations California), Mike Pietropola (Vice President Network Operations Support), Alison Hall (Vice President Roaming Strategy and Realization), David Gallagher (Acting Vice President, Western Region Network Operations), Adam Gasper (Director Corporate Development), Charles M. Nalbone (Chief Counsel/Corporate Development); and (b) T-Mobile or Purchaser means those facts that are actually known by Robert Dotson (CEO), Brian Kirkpatrick (CFO), Allyn Hebner (Vice President and Controller), David A. Miller (Senior Vice President and General Counsel), Lauren Venezia (Vice President,

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.


                                                                   EXHIBIT 10.66

Legal Affairs), Timothy Wong (Executive Vice President, Engineering & Technical Operations), Cregg Baumbaugh (Executive Vice President of Finance, Strategy & Development), Dirk Mosa (Vice President-Corporate Development), and Dave Mayo (Vice President, Engineering, Finance and Planning).

      "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any Governmental Body.

      "LEASE CONSENTS" has the meaning set forth at Section 6.21 hereof.

      "LICENSE PURCHASE AGREEMENT" means that certain FCC License Purchase Agreement by and between Pacific Telesis Mobile Services, LLC, Cingular and T-Mobile dated of even date herewith.

      "LIQUIDATING COMMITTEE" has the meaning set forth in Section 2.2 hereof.

      "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, indebtedness, infringement, lien, mortgage, note, pledge, reservation, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

      "LONG TERM DE FACTO TRANSFER LEASE AGREEMENT" means that certain Long Term De Facto Lease Agreement by and among the wholly-owned subsidiaries of Cingular listed in Exhibit A thereto, on the one hand, and T-Mobile and the subsidiary of T-Mobile named in Exhibit B thereto, on the other hand, dated of even date herewith.

      "MATERIAL CONTRACTS" has the meaning set forth in Section 4.14(a) hereof.

      "MAXIMUM AMOUNT" has the meaning set forth in Section 9.6(a) hereof.

      "NEGOTIATION PERIOD" has the meaning set forth in Section 9.3(c) hereof.

      "NEWCO" has the meaning set forth in the fifth recital hereof.

      "OMNIPOINT" has the meaning set forth in the first recital hereof.

      "OMNIPOINT TRUE-UP ADJUSTMENT PAYMENT" has the meaning set forth in
Section 2.4(b) hereof.

      "OPERATING STANDARDS" means the Facilities Network Design, Capital Expenditure, Operating Expense, and Performance Standards in the form attached to the Facilities LLC Agreement.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.
                                                                   EXHIBIT 10.66

      "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, tribunal, administrative agency, or other Governmental Body or any arbitrator or mediator.

      "ORDINARY COURSE OF BUSINESS" means the conduct of a business in the ordinary course consistent with past practice.

      "OTHER PARTY" has the meaning set forth in Section 10.1 hereof.

      "OWN" or "OWNERSHIP" means to own, or the possession of beneficial ownership of, more than fifty percent (50%) of the equity securities or interests of a Person.

      "PARTIES" or "PARTY" has the meaning set forth in the Preamble to this Agreement.

      "PENDING CLAIMS" has the meaning set forth in Section 9.8 hereof.

      "PERMITS" means any federal, state, local or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

      "PERMITTED LIENS" means: (a) statutory liens for current real or personal property taxes not yet due and payable; (b) worker's, carrier's and materialmen's liens incurred in the ordinary course of business related to obligations not yet due and payable; (c) easements, rights of way or similar grants of rights to a third party for access, installation, maintenance or repair of or to or across any Cingular Real Property, as applicable, including, without limitation, rights of way or similar rights granted to any utility or similar entity in connection with the provision of electric, telephone, water, sewer, cable, gas or similar services; (d) third party leases where Cingular Sub is the lessor or sublessor; (e) agreements creating leasehold interests of Cingular Sub or a landlord of Cingular Sub; (f) liens that are immaterial in character, amount or extent, or that do not materially detract from the value and interfere in any material respect with the current use of any Cingular Real Property Assets or Cingular Assets; (g) restrictions and conditions due to zoning, land use or building code Laws; (h) private declarations, covenants, restrictions, and conditions that do not prohibit or materially impair the use of the Cingular Real Property Assets currently in operation for their current uses, and (i) any Lien placed upon the underlying interest(s) in a Cingular Leased Property of the lessor or sublessor of the underlying interest.

      "PERMITTING" means, with respect to any Cingular Real Property Assets, any ongoing permitting work, site selection and other activities (including zoning applications, appeals to application denials, zoning permitting, building permitting and construction permitting) that are preliminary to placing `on air' and in operation such Cingular Real Property Assets.

      "PERSON" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative,

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

      "PROMISSORY NOTE" has the meaning set forth in Section 2.7(b) hereof.

      "PURCHASE PRICE" has the meaning set forth in Section 2.5(b) hereof.

      "PURCHASER" has the meaning set forth in the Preamble hereof.

      "QUALIFYING DIVESTITURE" has the meaning set forth in Schedule 6.18(a) attached hereto.

      "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

      "REPRESENTATION CLOSING CLAIM" has the meaning set forth in Section 7.2 hereof.

      "RESTRICTED LIST" has the meaning set forth in Section 6.15(b) hereof.

      "ROAMING AGREEMENT AMENDMENT" has the meaning set forth in Section 2.8(a) hereof.

      "SBC AFFILIATED SWITCH SITES" means the Cingular Switch Properties that are co-located on SBC Communications, Inc. premises, being those Sites listed on Schedule C-1-b attached.

      "SBCW" has the meaning set forth in the Preamble hereof.

      "SBCW CONTRIBUTION" has the meaning set forth in Section 2.1 hereof.

      "SBCW TRUE-UP ADJUSTMENT PAYMENT" has the meaning set forth in Section 2.4(b) hereof.

      "SEC" shall mean the Securities and Exchange Commission, or any successor agency thereto.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "SITE" means any cell site or switch site owned, leased or otherwise utilized by Cingular, T-Mobile, or Facilities and their respective Affiliates, as applicable.

      "SITE LOSS DAMAGE AMOUNT" has the meaning set forth in Section 6.21 hereof.

      "SITE OPERATING AGREEMENT" has the meaning set forth in Section 6.21 hereof.

      "SPECIAL DAMAGES" has the meaning set forth in Section 9.5 hereof.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      "SUBSIDIARY" of any Person means any Person in which such first Person owns a majority of the equity and voting interests, either directly or through one or more Subsidiaries.

      "SWITCHING" means the process of connecting appropriate lines and/or trunks to form a desired communications path between two station sets, or more generally, any two arbitrary points in a telecommunications network, including functions such as signaling, monitoring the status of circuits, translating address to routing instructions, alternate routing, testing circuits for busy conditions, and detecting and recording troubles.

      "TAIL PERIOD" means a period of twenty-four consecutive months, or such shorter period as may be mutually agreed upon by Cingular and T-Mobile, commencing upon a dissolution of Facilities.

      "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TAXES" means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

      "TERMINATING PARTY" has the meaning set forth in Section 10.1 hereof.

      "THIRD PARTY CLAIM" has the meaning set forth in Section 9.4 hereof.

      "THRESHOLD AMOUNT" has the meaning set forth in Section 9.6(a) hereof.

      "T-MOBILE" has the meaning set forth in the Preamble hereof.

      "T-MOBILE INDEMNIFIED PARTIES" has the meaning set forth in Section 9.1 hereof.

      "T-MOBILE SUB" has the meaning set forth in the first recital hereof.

      "T-MOBILE SUB DISTRIBUTION" has the meaning set forth in Section 2.2 hereof.

      "TRANSFERS" has the meaning set forth in Section 4.10(a) hereof.

      "TRANSFER TAXES" has the meaning set forth in Section 6.7 hereof.

      "TRANSFERRED NEWCO MEMBERSHIP INTEREST" has the meaning set forth in
Section 2.5(a) hereof.

      "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section
2.8(a).

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      "WIRELESS SERVICES" means broadband personal communications services and any ancillary related services provided pursuant to a license granted by the FCC under Part 24 or other relevant part of the FCC's rules.

      "WHOLESALE AGREEMENT" has the meaning set forth in Section 2.8(a) hereof.

                                   ARTICLE II

              DISSOLUTION OF FACILITIES; TERMS OF INTEREST PURCHASE

      2.1 CONTRIBUTION OF MEMBERSHIP INTEREST TO NEWCO; APPOINTMENT OF LIQUIDATORS. Immediately prior to the Closing (as hereinafter defined) and following the dissolution of Facilities, SBCW shall contribute all of its right, title and interest to its membership interest in Cingular Sub to Newco (the "SBCW CONTRIBUTION"), which shall be a newly-formed Delaware limited liability company wholly-owned by SBCW.

      2.2 DISSOLUTION OF FACILITIES. Immediately prior to the Closing, SBCW and Omnipoint shall unanimously select SBCW and Omnipoint as the liquidating committee ("LIQUIDATING COMMITTEE") pursuant to Section 12.2 of the Facilities LLC Agreement (and indicate the natural persons with authority to act on behalf of SBCW and Omnipoint, respectively). Immediately thereafter, and immediately prior to the Closing and prior to the SBCW Contribution, Facilities shall be dissolved (the "DISSOLUTION") by the Liquidating Committee according to the provisions of the Facilities LLC Agreement, provided that no Party shall be required to make any payment to Facilities or to any other Party pursuant to
Section 12.1 of the Facilities LLC Agreement. In the Dissolution, the Parties shall cause Facilities to distribute (a) to Omnipoint, Facilities' entire membership interest in T-Mobile Sub, which shall hold all of the network assets owned by Facilities or any Subsidiary thereof related to the operation of Facilities in the New York BTA (the "T-MOBILE SUB DISTRIBUTION"), and (b) to SBCW, Facilities' entire membership interest in Cingular Sub, which shall hold all of the network assets owned by Facilities or any Subsidiary thereof related to the operation of Facilities in the Los Angeles-San Diego MTA and the San Francisco-Oakland-San Jose MTA (the "CINGULAR SUB DISTRIBUTION"). Notwithstanding anything to the contrary herein, any liability for Damages and Expenses in connection with any claims, demands, actions, suits or proceedings against Facilities relating to actions, inactions, liabilities or obligations arising or occurring prior to Closing, any liability of the Members of Facilities for operating expenses of Facilities and any expense relating to the Dissolution or winding-up of Facilities shall be allocated between Omnipoint and SBCW on the same basis as liability would have been allocated between them as Members of Facilities at the time the matter giving rise to the liability occurred or arose. T-Mobile shall cause Omnipoint to take all actions set forth in this Section 2.2.

      2.3 LIQUIDATING COMMITTEE SUPERVISION OF DISSOLUTION. The Parties agree that at and after the Closing, the Liquidating Committee of Facilities shall supervise the winding up of Facilities' affairs in accordance with the terms of the Facilities LLC Agreement and with applicable state Law, and shall endeavor to cause Facilities, as promptly as practicable following the Closing, to terminate its existence by filing a Certificate of Cancellation (the "CERTIFICATE OF

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

CANCELLATION") with the Delaware Secretary of State. In winding up the affairs of Facilities, the Liquidating Committee shall make decisions, resolve disputes and otherwise conduct its affairs in the manner prescribed in the Facilities LLC Agreement for the Management Committee.

      2.4 CAPITAL ACCOUNT TRUE-UP.

            (a) The parties estimate that immediately following the Dissolution and taking into account the T-Mobile Sub Distribution, Omnipoint's Capital Account in Facilities shall have a positive balance of two hundred million dollars ($200,000,000), as computed in accordance with the terms of the Facilities LLC Agreement. The parties estimate that immediately following and taking into account the Cingular Sub Distribution, SBCW's Capital Account in Facilities shall have a negative balance of two hundred million dollars ($200,000,000), as determined in accordance with the terms of the Facilities LLC Agreement. At the Closing, and simultaneously with the T-Mobile Sub Distribution and Cingular Sub Distribution, Cingular shall cause SBCW to make a cash contribution to Facilities in the amount of two-hundred million dollars ($200,000,000), in satisfaction of its estimated Capital Account deficit restoration obligation. Immediately upon receipt of such contribution, the Parties shall cause Facilities to distribute such amount to Omnipoint in satisfaction of the estimated Omnipoint Capital Account balance (the "CLOSING DATE TRUE-UP PAYMENT").

            (b) Within ninety (90) days following the Closing Date (as hereinafter defined), T-Mobile and Cingular shall jointly determine, in accordance with the terms of the Facilities LLC Agreement, the actual amount of the Capital Accounts of Omnipoint (the "CLOSING DATE OMNIPOINT CAPITAL ACCOUNT BALANCE") and SBCW as of the Closing (taking into account the T-Mobile Sub Distribution and the Cingular Sub Distribution but without taking into account the Closing Date True-Up Payment and without taking into account clauses (c) and
(d) of the definition of "GROSS ASSET VALUE" in the Facilities LLC Agreement) (the "FINAL CAPITAL ACCOUNT DETERMINATION"), it being acknowledged that, pursuant to the terms of the Facilities LLC Agreement, the sum of the Capital Account balances of Omnipoint and SBCW following the T-Mobile Sub Distribution and the Cingular Sub Distribution must equal zero. In the event that the Closing Date Omnipoint Capital Account Balance exceeds the Closing Date True-Up Payment, Cingular shall, within ten (10) Business Days following the date of the Final Capital Account Determination, cause SBCW to make a cash payment to Omnipoint in the amount of such excess (the "SBCW TRUE-UP ADJUSTMENT PAYMENT"). In the event that the Closing Date Omnipoint Capital Account Balance is less than the Closing Date True-Up Payment, T-Mobile shall, within ten (10) Business Days following the date of the Final Capital Account Determination, cause Omnipoint to make a cash payment to SBCW in the amount of such excess (the "OMNIPOINT TRUE-UP ADJUSTMENT PAYMENT").

      2.5 PURCHASE AND SALE OF TRANSFERRED NEWCO MEMBERSHIP INTEREST; MANNER OF PAYMENT.

            (a) Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, at the Closing and immediately following the T-Mobile Sub Distribution, the Cingular Sub Distribution and the SBCW

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Contribution, SBCW will sell, transfer, convey, assign and deliver to Purchaser, and T-Mobile shall cause Purchaser to purchase and acquire from SBCW all of SBCW's right, title and interest in and to its entire membership interest in Newco. The membership interest in Newco transferred pursuant to the preceding sentence is referred to herein as the "TRANSFERRED NEWCO MEMBERSHIP INTEREST."

            (b) In consideration for the Transferred Newco Membership Interest, T-Mobile shall cause Purchaser to pay, and Purchaser shall pay, to SBCW Two Billion Five Hundred Million Dollars ($2,500,000,000) (the "PURCHASE PRICE"), to be adjusted as provided in Section 2.6, payable by wire transfer of immediately available funds by 12:00 noon New York time on the Closing Date, to such account as SBCW shall designate to Purchaser in writing ten (10) Business Days prior to the Closing Date.

      2.6 PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be increased by the amount of any SBCW True-Up Adjustment Payment made pursuant to Section 2.4(b) of this Agreement and, on the date of such SBCW True-Up Adjustment Payment, Purchaser shall make a payment to SBCW in the amount of such Purchase Price increase. The Purchase Price shall be reduced by the amount of any Omnipoint True-Up Adjustment Payment made pursuant to Section 2.4(b) of this Agreement and, on the date of such Omnipoint True-Up Adjustment Payment, SBCW will make a payment to Purchaser in the amount of such Purchase Price reduction.

      2.7 CLOSING.

            (a) The closing of the T-Mobile Sub Distribution and the Cingular Sub Distribution pursuant to Section 2.2 hereof, the SBCW Contribution and the subsequent sale and delivery of the Transferred Newco Membership Interest pursuant to Section 2.5 hereof (the "CLOSING") shall take place at a location mutually agreed to by the Parties, and the Closing Date shall be at a date mutually agreed to by the Parties, but in no event later than on the tenth day following (or in the event such day is not a Business Day, the next Business Day thereafter) the satisfaction or waiver of all conditions to Closing set forth herein ("CLOSING CONDITIONS SATISFACTION DATE"); provided that, if the conditions have been satisfied or waived, T-Mobile may in its sole discretion, upon written notice to Cingular no later than the fifth day following the Closing Conditions Satisfaction Date, elect to delay the Closing Date until a date no later than January 5, 2005.

            (b) Notwithstanding anything to the contrary in this Section 2.7, if all conditions to Closing set forth herein (other than the AWE Merger) have been satisfied or waived, then, upon at least ten (10) days' written notice by Cingular to T-Mobile, Closing shall occur on such date as may be independently required by a Governmental Body as a condition to the AWE Merger, in which event such date shall be the "CLOSING DATE" for purposes of this Agreement; provided that Cingular shall have used commercially reasonable efforts to avoid such regulatory action and shall have supported in good faith T-Mobile's efforts, if any, to cause such Governmental Body to permit a later Closing. If the Closing Date is accelerated in accordance with this Section 2.7(b) and such date is prior to January 5, 2005, then,

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

notwithstanding anything to the contrary herein, at the Closing, rather than delivering the Purchase Price to SBCW in accordance with Section 2.5(b), T-Mobile and Purchaser may at their option, either: (i) deliver to SBCW a promissory note from T-Mobile and Purchaser bearing no interest and providing for the cash payment of the Purchase Price in immediately available funds by 12:00 noon New York time on January 5, 2005 and in form and substance satisfactory to Cingular (the "PROMISSORY NOTE") or (ii) deliver to SBCW an amount in cash at Closing equal to the Purchase Price less a discount of 7% per annum from the Closing Date to January 5, 2005, prorated for any partial year (the "DISCOUNTED PURCHASE PRICE"); provided, however, that in the event any Governmental Body objects to payment in the form of the Promissory Note and requires payment in cash as a condition to the AWE Merger, T-Mobile and Purchaser shall pay the Discounted Purchase Price in cash at Closing, payable by wire transfer in immediately available funds by 12:00 noon New York time on the Closing Date.

      2.8 CLOSING DELIVERIES. At the Closing, and subject to the terms and conditions herein contained:

            (a)DELIVERIES BY SBCW. SBCW shall cause Newco to deliver to Facilities the Closing Date True-Up Payment and SBCW shall deliver to Purchaser:

                  (i) The certificate of SBCW and Cingular required to be delivered pursuant to Section 7.2 and Section 7.6;

                  (ii) A certificate of an officer of SBCW and Cingular, in a form reasonably satisfactory to Purchaser and its counsel, setting forth the resolutions required by SBCW's and Cingular's organizational documents authorizing the execution of this Agreement and all agreements, documents and instruments to be executed and delivered by SBCW and Cingular in connection herewith and the taking by SBCW and Cingular of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein;

                  (iii) A written resignation of each of SBCW's two current members of the Management Committee from such individuals' positions as Managers of Facilities, effective upon filing of the Certificate of Cancellation;

                  (iv) The Exchange Agreement, in the form attached hereto as Exhibit A (the "EXCHANGE AGREEMENT"), duly executed by SBCW and Cingular or an Affiliate, as applicable;

                  (v) The Amendment to the GSM Roaming Agreement between T-Mobile and Cingular dated May 1, 2003, in the form attached hereto as Exhibit B (the "ROAMING AGREEMENT AMENDMENT"), duly executed by Cingular;

                  (vi) The Wholesale Agreement in the form attached hereto as Exhibit C (the "WHOLESALE AGREEMENT"), duly executed by Cingular or its designee;

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                  (vii) The Transition Services Agreement in the form attached hereto as Exhibit D (the "TRANSITION SERVICES AGREEMENT"), duly executed by Cingular or its designee;

                  (viii) The Radio Bailment Agreement in the form attached hereto as Exhibit E (the "RADIO BAILMENT AGREEMENT"), duly executed by Cingular or its designee; and

                  (ix) Such other instruments or documents reasonably necessary or desirable to complete the transactions contemplated herein, all reasonably satisfactory in form and substance to Purchaser.

            (b)DELIVERIES BY PURCHASER AND T-MOBILE. T-Mobile and Purchaser shall deliver to SBCW:

                  (i) The Purchase Price (which shall be made on the date and in the manner set forth in Section 2.5(b)) or, if the Closing Date has been accelerated pursuant to Section 2.7(b), the Promissory Note or Discounted Purchase Price;

                  (ii) The certificate of Purchaser and T-Mobile required to be delivered pursuant to Section 8.2 and Section 8.6;

                  (iii) A certificate of an officer of Purchaser and T-Mobile, in a form reasonably satisfactory to SBCW and its counsel, setting forth the resolutions required by Purchaser's and T-Mobile's organizational documents authorizing the execution of this Agreement and all agreements, documents and instruments to be executed and delivered by Purchaser and T-Mobile in connection herewith and the taking by Purchaser and T-Mobile of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein;

                  (iv) The Exchange Agreement, duly executed by T-Mobile or its Affiliate, as such signatories are set forth therein;

                  (v) The Roaming Agreement Amendment, duly executed by T-Mobile or its Affiliate, as such signatories are set forth therein;

                  (vi) The Transition Services Agreement, duly executed by T-Mobile or its Affiliate, as such signatories are set forth therein;

                  (vii) The Wholesale Agreement, duly executed by T-Mobile or its Affiliate, as such signatories are set forth therein;

                  (viii) The Radio Bailment Agreement, duly executed by T-Mobile or its Affiliate, as such signatories are set forth therein; and

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                  (ix) Such other instruments or documents reasonably necessary or desirable to complete the transactions contemplated herein, all reasonably satisfactory in form and substance to SBCW.

      2.9 PURCHASE PRICE ALLOCATION. The Parties acknowledge that solely for income tax purposes, the purchase of the Transferred Newco Membership Interest shall be treated as a purchase of the assets of Cingular Sub. For this purpose, within ninety (90) days following the Closing, T-Mobile and Cingular and their respective Affiliates shall discuss the preparation of an allocation of the Purchase Price among the assets of Cingular Sub and other items in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of Law).

      2.10 TERMINATION OF EXISTING AGREEMENTS. At the Closing, all other prior agreements between the Parties, written or unwritten, relating to the operations and dissolution of Facilities (except the Facilities LLC Agreement which shall be governed by its own provisions triggered by Section 12.1(a) dealing with dissolution upon the unanimous vote of members to dissolve and wind up and for clarification, the dispute resolution provisions of the Facilities LLC Agreement survive dissolution of Facilities) shall terminate in accordance with their own terms with such termination being deemed to be by written agreement of all parties thereto (and the Parties hereto shall cause Facilities to agree in writing to such terminations as required in connection with agreements to which it is a party), including the Exchange Agreement dated November 1, 2001, between T-Mobile and Cingular, the California System Access and Services Agreement dated November 1, 2001, among Facilities, T-Mobile and Cingular, the New York System Access and Services Agreement dated November 1, 2001, among Facilities, T-Mobile and Cingular, the Technical Services Agreement dated November 1, 2001, among Facilities, T-Mobile and Cingular, and the Reciprocal Home Roaming Agreement dated November 1, 2001 by and between Cingular and T-Mobile.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF SBCW AND CINGULAR AS TO
             THEMSELVES, NEWCO AND THE TRANSFERRED NEWCO MEMBERSHIP
                                    INTEREST

      Except as set forth in the disclosure schedule to this Agreement (the "CINGULAR DISCLOSURE SCHEDULE") (it being agreed that Cingular will use commercially reasonable efforts to identify on the Cingular Disclosure Schedule by section number the section to which such disclosure relates, provided that disclosure of any item in such schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is reasonably apparent), Cingular and SBCW hereby jointly and severally represent and warrant to T-Mobile and Purchaser as follows:

      3.1 ORGANIZATION, CORPORATE POWER. Cingular is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and SBCW is a limited liability company validly existing and in good standing under the laws of Delaware.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Each of SBCW and Cingular (i) has the limited liability company power and authority to own, lease and operate all of its assets and to carry on its business as it is now being conducted and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the assets owned or leased by it makes such licensing or qualification necessary for the performance of its obligations under this Agreement and any Ancillary Agreement to which it is a party, except where the failure to be so licensed or qualified will not have, individually or in the aggregate, a Cingular Material Adverse Effect.

      3.2 AUTHORITY. Each of Cingular and SBCW has the full limited liability company power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. At the time of the execution and delivery of any such Ancillary Agreement to which it is a party, each of Cingular and SBCW will have the full limited liability company power and authority to execute, deliver and perform such agreement. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which Cingular and/or SBCW, as applicable, is or will be a party have been duly authorized and approved by all necessary limited liability company action on Cingular's or SBCW's part, as applicable, and no additional authorization or action is required in connection with the execution, delivery and performance by Cingular and SBCW of this Agreement or such Ancillary Agreements. This Agreement has been duly executed and delivered by Cingular and SBCW and is, and each Ancillary Agreement to which Cingular or SBCW will be a party will be, duly executed and delivered by Cingular and/or SBCW, as applicable, and will be the legal, valid and binding obligation of Cingular and/or SBCW, as applicable, enforceable against Cingular and/or SBCW, as applicable, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other Laws of general applicability affecting creditors' rights and by general equity principles.

      3.3 NO CONFLICT. Neither the execution and delivery of this Agreement and any of the Ancillary Agreements to which Cingular and/or SBCW is or will be a party nor the performance of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (i) violate any provision of the certificate of formation, limited liability company operating agreement or other charter documents of Cingular, SBCW or Newco, (ii) except as would not individually or in the aggregate have a Cingular Material Adverse Effect, violate, contravene, conflict with, or result in a breach of, constitute a default or event of default under, or constitute (or with the passage of time without further action will constitute) a mandatory prepayment or redemption event under, or result in the termination, cancellation or acceleration (whether after the filing of notice or lapse of time or both) of any right or obligation of Cingular, SBCW or any of their respective Affiliates under, or a loss of any benefit to which Cingular, SBCW or any of their respective Affiliates is entitled under, any Contract, lease, agreement, mortgage, covenant, loan, indenture, license, permit, instrument or undertaking to which Cingular, SBCW or any of their respective Affiliates is a party or by which Cingular, SBCW or any of their respective Affiliates is bound, (iii) result in the creation of any Lien upon the Transferred Newco Membership Interest or result in the creation of any Lien, except for Permitted Liens and except as would not individually or in

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

the aggregate have a Cingular Material Adverse Effect, upon the Cingular Assets, or (iv) except as would not individually or in the aggregate have a Cingular Material Adverse Effect, violate or result in a breach of or constitute a default under any Law or Order or other restriction of any Governmental Body to which Cingular, SBCW, Newco, Cingular Sub or Facilities is subject.

      3.4 THE TRANSFERRED NEWCO MEMBERSHIP INTEREST. At Closing, SBCW will be the lawful and beneficial owner of the Transferred Newco Membership Interest and will have valid title thereto, free and clear of all Liens. The Transferred Newco Membership Interest will represent SBCW's entire ownership interest in Newco. There are no outstanding options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which SBCW (or its Affiliates) is a party or by which SBCW (or its Affiliates) may be bound obligating SBCW (or any of its Affiliates) to deliver or sell, or cause to be delivered or sold, such Transferred Newco Membership Interest, or obligating such SBCW (or any of its Affiliates) to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. There are no Liens with respect to the Transferred Newco Membership Interest and such interest shall be transferred free and clear of any Liens.

      3.5 CONSENTS AND APPROVALS. To the Knowledge of SBCW or Cingular, except for the filing required under the HSR Act and any approvals of the FCC set forth in the Ancillary Agreements, and except for any consents required pursuant to any Cingular Leased Properties where a Governmental Body is lessor, no Governmental Approval is required to be made or obtained by SBCW or Cingular in connection with the execution and delivery by SBCW or Cingular, as applicable, of this Agreement or any Ancillary Agreement to which it is or will become a party, the consummation by SBCW or Cingular, as applicable, of the transactions contemplated hereby or thereby or the performance by SBCW or Cingular, as applicable, of its obligations contained herein or therein.

      3.6 NO LITIGATION. There is no litigation, claim, cause of action, or proceeding instituted or pending, or, to the Knowledge of SBCW or Cingular, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) by any Person or Governmental Body against SBCW, Cingular or any of their Affiliates, or against any director, employee or employee benefit plan of SBCW, Cingular or any of their Affiliates, or against any asset, interest, or right of any of them which, if adversely determined, would be reasonably likely to have a Cingular Material Adverse Effect, nor are there any Orders outstanding against SBCW, Cingular, or any of their Affiliates, that are reasonably likely to have a Cingular Material Adverse Effect.

      3.7 NO BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements based upon arrangements made by or on behalf of SBCW, Cingular or Cingular Sub.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      3.8 NEWCO. SBCW shall form Newco as a Delaware limited liability company prior to the Closing solely for the purpose of holding the membership interest in Facilities and Newco will not conduct any other activities. At the time of Closing, Newco will be a limited liability company duly organized, validly existing and in good standing under the laws of Delaware (i) with the power and authority to own, lease and operate all of its assets and to carry on its business as it is intended to be conducted and (ii) will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business intended to be conducted by it or the character or location of the assets owned or leased by it makes such licensing or qualification necessary for the carrying out of its business. At all times prior to and at Closing, Newco will not (i) hold any assets other than the membership interest of Cingular Sub,
(ii) conduct any operations other than receiving the SBCW Contribution, and
(iii) have any liabilities other than those associated with the membership interest of Cingular Sub. At Closing, Newco will own the entire membership interest in Cingular Sub.

      3.9 FACILITIES. To the Knowledge of SBCW or Cingular, there is no litigation, claim, cause of action, or proceeding instituted, pending, or, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) by any Person or Governmental Body against Facilities which, if adversely determined, would be reasonably likely to have a material adverse effect on Facilities. Neither SBCW nor Cingular is aware of any material liability of Facilities that is not set forth in the audited consolidated balance sheet as of December 31, 2003 and the unaudited consolidated balance sheet as of December 31, 2002 and, in each case, the related consolidated statements of operations, cash flows and changes in members' capital for the fiscal years then ended of Facilities. To the Knowledge of Cingular and SBCW, the only assets and liabilities of Facilities are the membership interests in T-Mobile Sub and Cingular Sub. To the Knowledge of SBCW or Cingular, Facilities does not have, and since its formation has never had, any employees and is not a party to any union contract, collective bargaining agreement or any employment contract or arrangement. To the Knowledge of SBCW or Cingular, Facilities does not have, and since its formation has never had, any plan or Contract which is sponsored, maintained, contributed to or otherwise used by Facilities for the benefit of any current or former employees, officers or directors of Cingular Sub, which plan is: (i) an "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), or (ii) a stock option plan, bonus plan or arrangement, incentive award plan or arrangement, change in control or severance pay plan or policy, deferred compensation arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan or program which is not described in clause (i) of this sentence.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF SBCW AND CINGULAR AS TO THE
                        CINGULAR ASSETS AND CINGULAR SUB

      Except as set forth in the Cingular Disclosure Schedule (it being agreed that Cingular will use commercially reasonable efforts to identify on the Cingular Disclosure Schedule by section number the section to which such disclosure relates, provided that disclosure of any item in such

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is reasonably apparent), Cingular and SBCW hereby jointly and severally represent and warrant to T-Mobile and Purchaser as follows:

      4.1 ORGANIZATION AND CORPORATE POWER. Cingular Sub is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Cingular Sub (i) has the limited liability company power and authority to own, lease and operate all of its assets and to carry on its business as it is now being conducted and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the assets owned or leased by it makes such licensing or qualification necessary for the carrying out of its business, except where the failure to be so licensed or qualified will not have, individually or in the aggregate, a Cingular Material Adverse Effect.

      4.2 NO CONFLICT. Neither the execution and delivery of this Agreement and any of the Ancillary Agreements to which Cingular Sub is or will be a party nor the performance of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (i) violate any provision of the certificate of formation, limited liability company operating agreement or other charter documents of Cingular Sub, (ii) except as would not individually or in the aggregate have a Cingular Material Adverse Effect, violate, contravene, conflict with, or result in a breach of, constitute a default or event of default under, or constitute (or with the passage of time without further action will constitute) a mandatory prepayment or redemption event under, or result in the termination, cancellation or acceleration (whether after the filing of notice or lapse of time or both) of any right or obligation of Cingular Sub under, or a loss of any benefit to which Cingular Sub is entitled under, any Contract, lease, agreement, mortgage, covenant, loan, indenture, license, permit, instrument or undertaking to which Cingular Sub is a party or by which Cingular Sub is bound, (iii) except as would not individually or in the aggregate have a Cingular Material Adverse Effect, result in the creation of any Lien, except for Permitted Liens, upon the Cingular Assets, or (iv) except as would not individually or in the aggregate have a Cingular Material Adverse Effect, violate or result in a breach of or constitute a default under any Law or Order or other restriction of any Governmental Body to which Cingular Sub is subject. Except as would not individually or in the aggregate have a Cingular Material Adverse Effect, Cingular Sub has complied in all material respects with all Permits, Laws and Orders applicable to it and there are no violations or claimed violations known by Cingular Sub of any Permit, Law or Order.

      4.3 CAPITALIZATION; SUBSIDIARIES. Facilities is the sole member of Cingular Sub. There are no outstanding options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any membership interests of any class or other equity interests of Cingular Sub. Cingular Sub has no obligation to purchase, redeem, or otherwise acquire any of its membership interests or any other interests therein. All of the outstanding membership interests in Cingular Sub are duly and validly authorized and issued and are fully paid and non-assessable and not subject to any preemptive rights. There are no preemptive rights, rights of first refusal, put or call rights or

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

obligations or anti-dilution rights with respect to the issuance, sale or redemption of the membership interests of Cingular Sub.

      4.4 FINANCIAL STATEMENTS OF CINGULAR SUB. SBCW has previously made available to Purchaser copies of the following financial statements of Cingular
Sub: (a) audited balance sheets as of December 31, 2003 and 2002 and the related statements of operations, cash flows and changes in member's capital for the fiscal years then ended, certified by the independent certified public accountants of Cingular Sub (the audited balance sheet as of December 31, 2003 is attached hereto in Section 4.4 of the Cingular Disclosure Schedule and is hereafter referred to as the "BASE BALANCE SHEET" and the related statements of operations, cash flows and changes in member's capital are attached hereto in
Section 4.4 of the Cingular Disclosure Schedule); and (b) an unaudited balance sheet (the "INTERIM BALANCE SHEET") and the related statements of operations and cash flows and member's equity for the three months ended March 31, 2004 (attached hereto in Section 4.4 of the Cingular Disclosure Schedule). All of such financial statements referred to above were prepared in accordance with GAAP (subject to the absence of footnotes and normal year-end adjustments, none of which are material individually or in the aggregate, in the case of the unaudited statements), are prepared from and are consistent in all material respects with the books and records of Cingular Sub and fairly present in all material respects the financial position of Cingular Sub as of the dates thereof and the results of operations and cash flows of Cingular Sub for the periods shown therein.

      4.5 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 4.5 of the Cingular Disclosure Schedule, there are no liabilities or other obligations of Cingular Sub of a type required pursuant to GAAP to be reflected on a balance sheet that would reasonably be expected to have, individually or in the aggregate, a Cingular Material Adverse Effect other than: (i) liabilities accrued or reserved against on the Interim Balance Sheet or included in the Cingular Sub financial statements delivered prior to the date of this Agreement or reflected in the notes thereto; or (ii) liabilities incurred since the date of the Interim Balance Sheet that have been incurred in the Ordinary Course of Business of Cingular Sub.

      4.6 NO MATERIAL ADVERSE CHANGE. (a) Since the date of the Base Balance Sheet, Cingular Sub has conducted its business in the Ordinary Course of Business and, except as set forth in Section 4.6 of the Cingular Disclosure Schedule, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of Cingular Sub, which change by itself, has had or is reasonably likely to have a Cingular Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in
Section 4.6 of the Cingular Disclosure Schedule, or as specifically approved by the Management Committee of Facilities, since the date of the Base Balance
Sheet:

            (a) Cingular Sub has not sold, leased, licensed, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business or, in the aggregate, in excess of $500,000;

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

            (b) Cingular Sub has not entered into any Contract (or series of related Contracts) outside the Ordinary Course of Business or in excess of $500,000 to which Cingular Sub is a party or by which it is bound;

            (c) No Person (including Cingular Sub) has accelerated, terminated, modified, or cancelled any Contract (or series of Contracts), or threatened in writing to do any of the above, outside the Ordinary Course of Business or involving more than $500,000 to which Cingular Sub is a party or by which it is bound;

            (d) Cingular Sub has not made any expenditure (or series of related expenditures) of more than $500,000 or outside the Ordinary Course of Business;

            (e) Cingular Sub has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) of more than $500,000 or outside the Ordinary Course of Business;

            (f) Cingular Sub has not created, incurred, assumed, or guaranteed more than $500,000 in aggregate indebtedness for borrowed money and capitalized lease obligations, or outside the Ordinary Course of Business;

            (g) Cingular Sub has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

            (h) Cingular Sub has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $500,000 or outside the Ordinary Course of Business;

            (i) Cingular Sub has not experienced any damage, destruction, or loss to its property or assets having a value of $500,000 in the aggregate;

            (j) Cingular Sub has not decommissioned or disabled a Site; and

            (k) Cingular Sub has not committed to do any of the foregoing.

      4.7 TAX MATTERS. Cingular Sub has timely and properly filed (taking into account extensions of time to file validly requested) all material Tax Returns required to be filed by it through the date hereof, and such Tax Returns are true, complete and correct in all material respects. Cingular Sub has paid or caused to be paid all Taxes shown as due and owing by it on such Tax Returns. All Taxes which Cingular Sub was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Since the Formation Date, neither Cingular nor Cingular Sub has received notice of any audit or of any proposed deficiencies from the IRS or any other taxing authority relating to Cingular Sub (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by Cingular Sub for any year. Neither the IRS nor any other taxing

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

authority has asserted in writing or, to SBCW's or Cingular's Knowledge, threatened to assert against Cingular Sub any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Cingular Sub has no liability for Taxes of any other Person, including as a transferee or successor entity or under Treasury Regulation Section 1.1502-6. Cingular Sub is not a party to any Tax allocation or sharing arrangement. Cingular Sub is and at all times since the Formation Date has been properly classified as a disregarded entity for federal income tax purposes. Since the Formation Date, no claim has been made by an authority in a jurisdiction where Cingular Sub does not file Tax Returns that it is or may be subject to taxation by that jurisdiction

      4.8 CINGULAR ASSETS. Cingular and SBCW have: (i) complied with their obligations to contribute the Cingular Assets (as such term is defined, for purposes of this sentence only, in the Formation Agreement) to Cingular Sub pursuant to the Formation Agreement, (ii) retained all such Cingular Assets in Cingular Sub other than in the Ordinary Course of Business or as permitted by the Facilities LLC Agreement, and (iii) complied with their obligations pursuant to the Facilities LLC Agreement, including the obligation to provision the network in accordance with the Operating Standards (as defined in the Facilities LLC Agreement), in each case except as would not have a Cingular Material Adverse Effect. As of the Closing, the Cingular Assets, (a) from a technical standpoint, will be adequate to provide Wireless Services in accordance with the Operating Standards, except as would not have a Cingular Material Adverse Effect, and (b) except as otherwise provided in Section 4.10 include all assets, including towers, software licenses and leases materially necessary to provide such Wireless Services in substantially the same manner provided to subscribers as of the date hereof; provided that the Cingular Assets do not include (x) the assets set forth on Section 4.8 to the Cingular Disclosure Schedule (the "EXCLUDED ASSETS"), (y) related FCC licenses, or (z) the service, technical, and support functions necessary to provide such Wireless Services as provided pursuant to the Technical Services Agreement. Certain services will be provided by Cingular pursuant to the Transition Services Agreement, and no representation or warranty is made in this Section 4.8 about such services. Cingular Sub owns no assets other than the Cingular Assets, except for certain of the Excluded Assets. The Cingular Assets include an inventory of spare parts in a quantity that Cingular Sub has maintained in the Ordinary Course of Business. Any prepaid service agreements and warranties will continue to be effective and will not be adversely affected by the transfer of the Transferred Newco Membership Interest, except as would not, individually or in the aggregate, have a Cingular Material Adverse Effect. No software that has been developed by Cingular Sub, Cingular or any Affiliate is materially necessary to provide Wireless Services in substantially the same manner as provided to subscribers as of the Closing.

      4.9 TITLE TO CINGULAR NETWORK ASSETS. Cingular Sub has good and marketable title to all of the owned Cingular Network Assets, and good, valid interests in the non-owned Cingular Network Assets, free and clear of all Liens other than Permitted Liens, except as would not have a Cingular Material Adverse Effect. To the Knowledge of Cingular and SBCW, the Cingular Network Assets will not be materially adversely affected by the transfer of the Transferred Newco Membership Interest. Upon transfer of the Newco Membership Interest, the

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Cingular Network Assets shall be free and clear of all Liens, other than Permitted Liens, except as would not have a Cingular Material Adverse Effect.

      4.10 REAL PROPERTY; LEASED REAL PROPERTY.

            (a) None of the Cingular Sub Distribution, the SBCW Distribution nor the transfer of the Transferred Newco Membership Interest (collectively, the "TRANSFERS") would result in a breach or default (including an event or circumstance which, with the passage of time or giving of notice, would constitute a default) of (i) more than fifteen percent (15%) of the Cingular Sub Leases for the Cingular In Service Properties or (ii) any of the Cingular Sub Leases for the Cingular Switch Properties.

            (b) The material economic and legal provisions of the Cingular Sub Leases, taken as a whole, are customary for wireless telecommunications companies.

            (c) Except where failure to so identify would not have a Cingular Material Adverse Effect, to the Knowledge of Cingular or SBCW, Section 4.10(b) to the Cingular Disclosure Schedule sets forth all of the material Cingular Fee Properties and the Cingular Leased Properties and shows with respect to each Cingular Leased Property, in all material respects, the expiration date of the current term, expiration date of the maximum available renewal term(s) and current annual lease payments amount; provided, however, that no commencement date is shown for Cingular Leased Permitting Sites where the lease term has not yet commenced.

            (d) Except as disclosed in Section 4.10(d) of the Cingular Disclosure Schedule, to the Knowledge of SBCW and Cingular, none of Cingular Sub, SBCW or Cingular has received written notice from any lessor or sublessor (or representative, affiliate, predecessor, assignee, senior lienor or other party claiming by, through or under Cingular Sub, SBCW or Cingular) under any of the Cingular Sub Leases or with respect to any of the Cingular Leased Properties of a default by Cingular Sub which default remains uncured or of an event which, with notice, the passage of time or both, would be a default, to the extent that the existence of such default, individually or in the aggregate with all such defaults, would not have a Cingular Material Adverse Effect.

            (e) Cingular Sub has good title to the Cingular Fee Properties, free and clear of any Liens, other than Permitted Liens. To the Knowledge of Cingular or SBCW, Cingular Sub (or, on the date hereof, a Cingular Affiliate, who on or prior to Closing will transfer its interest in any Cingular Sub Lease to Cingular Sub) holds the leasehold or other beneficial interest in or license to all of the Cingular Leased Properties, which Cingular Leased Properties, to the Knowledge of Cingular are free and clear of any Liens other than Permitted Liens.

            (f) Except where failure to so identify would not have a Cingular Material Adverse Effect, to the Knowledge of Cingular or SBCW, (i) Schedule C-1 lists all of the Cingular Switch Sites, and (ii) Schedule D-1 and Schedule D-2 to the Cingular Disclosure Schedule lists, respectively, (A) all Cingular Owned Permitting Sites and (B) all Cingular Non-

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Owned Permitting Sites. The parties agree that Cingular Non- Owned Permitting Sites may be added or deleted by Cingular Sub for valid business purposes reasonably related to the operation of the California/Nevada network, and not in anticipation of the AWE Merger.

            (g) To the Knowledge of Cingular or SBCW, and other than the Cingular Permitting Sites, or as otherwise disclosed on Section 4.10(g) to the Cingular Disclosure Schedule, all improvements owned by Cingular Sub or its Affiliates at the Cingular In Service Properties conform in all material respects to all applicable Laws and to all restrictions or encumbrances included within the definition of Permitted Liens, except to the extent noncompliance with Laws or such restrictions or encumbrances would not, individually or in the aggregate, have a Cingular Material Adverse Effect.

            (h) Neither Cingular Sub nor any of its Affiliates has received any written notice of any pending or, to the Knowledge of Cingular or SBCW, threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse actions that would have, individually or in the aggregate, a Cingular Material Adverse Effect on Cingular Sub's or any Cingular Affiliate's interests in the Cingular In Service Properties.

            (i) To the Knowledge of Cingular or SBCW, other than as to any Cingular Permitting Site and subject to Permitted Liens (excluding clause (g) of the definition thereof), there is no private restrictive covenant or governmental use restriction (including zoning) on all or any portion of the Cingular In Service Properties that prohibits the current use by Cingular Sub as contemplated by the applicable Cingular Sub Lease of any Cingular In Service Properties, except such restrictions as would not have, individually or in the aggregate, a Cingular Material Adverse Effect.

            (j) To the Knowledge of Cingular or SBCW, other than Cingular Permitting Sites, (i) all licenses, permits and approvals required by any Governmental Authority for the occupancy and operation in accordance with the applicable Cingular Sub Lease of the Cingular In Service Properties have been obtained and are in full force and effect; and (ii) neither Cingular Sub nor any of its Affiliates has received any written notices of violations in connection with Cingular In Service Properties that remain uncured, or unaddressed, except as would not have, individually or in the aggregate, a Cingular Material Adverse Effect.

            (k) To the Knowledge of Cingular or SBCW, none of Cingular Sub, Cingular, SBCW or a Cingular Affiliate has in its possession any studies or reports that indicate any uncorrected defects or deficiencies in the design or construction of any of the improvements on the Cingular Real Property Assets, individually or in the aggregate, except for such defects as would not have, individually or in the aggregate, a Cingular Material Adverse Effect and expressly excluding the Cingular Permitting Sites.

            (l) Except for Permitted Liens (excluding clause (a) of the definition thereof) and to the Knowledge of Cingular or SBCW, Cingular Sub has not failed to pay when due any taxes, assessments, or other charges owed by Cingular Sub in respect of any Cingular Fee

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Property or owed by Cingular Sub as to any Cingular Leased Property (or any Cingular Affiliate, as a lessee, with respect to any Cingular Leased Property, as of the date hereof) such that the ability to use the Cingular Real Property Assets is or would be adversely affected, except as would not, individually or in the aggregate, have a Cingular Material Adverse Effect.

            (m) To the Knowledge of Cingular or SBCW, (other than in connection with casualty and condemnation and except for termination rights as may be required by Law), no Person has any right, interest, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment, transfer or termination of all or any portion of Cingular Sub's or any Cingular Affiliate's interest in the Cingular In Service Properties, except as would not, individually or in the aggregate, have a Cingular Material Adverse Effect.

            (n) Following the Closing, Purchaser shall be able to access in all material respects the SBC Affiliated Switch Sites (and any cell sites comprising a part thereof) that are co-located on SBC Communications, Inc. premises and enjoy all the material benefits that Cingular Sub received while co-locating at those Sites; provided that Affiliate billing and related Affiliate conveniences shall not be provided. Access rights to the Affiliated Switch Sites will be granted either by assignment or, at Cingular's election, by providing replacement agreement(s) on materially the same terms as contained in the existing applicable Site documents, including a base rental rate of $ 8.50 psf per annum with operating expenses (including taxes and insurance) paid and handled as provided in the existing applicable Site documents and an initial lease term of 5 years with four 5 year renewals (escalated to current market rate upon renewal). Notwithstanding the absence of Affiliate billing and related Affiliate conveniences in such replacement agreement(s), all provisions of the agreements for such Sites shall be commercially reasonable and industry standard for similarly-situated switch facilities.

            (o) Any representation or warranty made by Cingular Sub in this
Section 4.10 as to Cingular Real Property Assets that are held, on the date hereof, by a Cingular Affiliate shall be deemed made by Cingular on behalf of the correct party in interest.

      4.11 ENVIRONMENTAL MATTERS. To the Knowledge of Cingular or SBCW, except for such matters that, individually or in the aggregate, would not have a Cingular Material Adverse Effect:

            (a) The Cingular Assets are, and have been, in compliance with all Environmental Laws. With respect to such Cingular Assets, there is no litigation pending or threatened before any Governmental Body in which Facilities or any of the Cingular Assets (or Cingular or SBCW) have been or, with respect to threatened litigation, may be named as a defendant (A) for alleged noncompliance (including by any predecessor) with or liability under any Environmental Law or
(B) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) any of the Cingular Assets, nor is there any reasonable basis for any litigation of a type described in this sentence.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

            (b) During the period of Cingular Sub's ownership or operation of the Cingular Assets, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, or under such properties. Prior to the period of Cingular Sub's ownership or operation of any of the Cingular Assets, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, or under any of the Cingular Assets.

      4.12 LITIGATION. There is no litigation, claim, cause of action, or proceeding instituted or pending, or, to the Knowledge of SBCW or Cingular, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) by any Person or Governmental Body against Cingular Sub, or against any Cingular Asset which, if adversely determined, would be reasonably likely to have a Cingular Material Adverse Effect, nor are there any Orders outstanding against Cingular Sub that are reasonably likely to have a Cingular Material Adverse Effect. Except as set forth in Section 4.4, Section 4.5, Section 4.9 or Section 4.10, to the Knowledge of SBC or Cingular, there are no claims with respect to the Cingular Assets or Cingular Sub and there are no acts that may give rise to claims by third parties with respect to Cingular Sub for acts or omissions that occurred prior to Closing, which, with respect to any Claim, if adversely determined would be reasonably likely to have a Cingular Material Adverse Effect.

      4.13 EMPLOYEES; EMPLOYEE PLANS. Cingular Sub does not have, and since its formation has never had, any employees and is not a party to any union contract, collective bargaining agreement or any employment contract or arrangement. However, Cingular has a collective bargaining agreement with the Communications Workers of America which presently covers the employees who provide functions related to the development, operations and maintenance of the Cingular Assets. Except as disclosed on Section 4.13 of the Cingular Disclosure Schedule, Cingular Sub does not have, and since its formation has never had, any plan which is sponsored, maintained or contributed to Cingular Sub for the benefit of any current or former employees, officers or directors of Cingular Sub, which plan is: (i) an "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), or (ii) a stock option plan, bonus plan or arrangement, incentive award plan or arrangement, change in control or severance pay plan or policy, deferred compensation arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan or program which is not described in clause (i) of this sentence. However, individuals who provide functions related to the development, operations and maintenance of the Cingular Assets do receive benefits from "plans" (as defined above) from Cingular or an Affiliate of Cingular.

      4.14 MATERIAL CONTRACTS; NO VIOLATION.

            (a) Section 4.14 of the Cingular Disclosure Schedule lists each Contract to which Cingular Sub is a party, or by which the Cingular Assets are bound, affected or benefited, with any Person or Governmental Body that (i) has aggregate future liability or anticipated receipts in excess of $500,000, (ii) is not terminable without penalty on one hundred twenty (120) or fewer days' notice, or (iii) restricts the ability of Cingular Sub to compete or do business in any market. The Contracts listed in Section 4.14 of the Cingular Disclosure Schedule are

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

referred to herein as the "MATERIAL CONTRACTS"; provided, however, that Section
4.14 of the Cingular Disclosure Schedule does not list contracts for Excluded Assets.

            (b) To the Knowledge of Cingular and SBCW, all Material Contracts are valid, binding, and in full force and effect and are enforceable by Cingular Sub in accordance with their terms subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar Laws relating to creditors' rights and general principles of equity, whether at equity or at law. Cingular Sub has performed all obligations required to be performed by it to date under the Material Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except where any such failure, breach or default has not and would not reasonably be expected to result in a Cingular Material Adverse Effect. To the Knowledge of Cingular and SBCW, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. At Closing, Cingular shall have provided to Purchaser a copy of each Material Contract and such copies shall be true, complete and correct in all material respects.

      4.15 COMPLIANCE WITH FAA AND FCC TOWER AND CELL SITE REQUIREMENTS.

            (a) All required filings with the FCC and the FAA relating to all of the Sites and microwave paths of Cingular Sub, including but not limited to those necessary to comply with all FAA and FCC Tower Registration filing requirements under FCC Rule Part 17 and the FCC's NEPA regulations (FCC Rule
Part 1.1307-11), have been made and all such sites and path facilities were constructed and are currently operated in all respects as represented to the FCC or the FAA in currently effective filings. Modifications to such Sites and microwave paths have been preceded by the submission to the FCC or the FAA of all required filings, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (b) All transmission towers located on property owned or leased by Cingular Sub are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA, including but not limited to FAA Advisory Circular No: 70/7460-1K and any applicable conditions of any FAA Determination of No Hazard to Air Navigation. Appropriate notification to the FAA has been made for each transmission tower located on property owned or leased by Cingular Sub, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (c) To the extent that any Site or microwave path is not in full compliance with any applicable FAA or FCC rule or requirement, Cingular shall inform T-Mobile at the earliest practicable date of the identity and location of the site and the particularities of the compliance abnormality.

            (d) For Sites and microwave paths not yet constructed at the Closing Date, Cingular shall provide to T-Mobile all information available relating to FAA and FCC

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

requirements, including the Tower Registration filing requirements under FCC Rule Part 17 and the FCC's NEPA regulations (FCC Rule Part 1.1307-11).

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser and T-Mobile hereby jointly and severally represent and warrant to Cingular and SBCW as follows:

      5.1 STATUS AND INVESTMENT INTENT. Purchaser is acquiring the Transferred Newco Membership Interest for its own account for investment purposes only and not with a view to, or with any present intention of, resale, distribution or other disposition thereof. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Newco and is capable of bearing the economic risks of such investment, including a complete loss of its investment in Newco.

      5.2 ORGANIZATION AND CORPORATE POWER. T-Mobile is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Purchaser is a corporation validly existing and in good standing under the laws of Delaware. Each of T-Mobile and Purchaser (i) has the power and authority to own, lease and operate all of its assets and to carry on its business as it is now being conducted and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the assets owned or leased by it makes such licensing or qualification necessary for the performance of its obligations under this Agreement and any Ancillary Agreement to which it is a party, except where the failure to be so licensed or qualified will not have, individually or in the aggregate, a material adverse effect on such Party's ability to perform its obligations hereunder or thereunder.

      5.3 AUTHORITY. Each of T-Mobile and Purchaser has the full power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. At the Closing, each of T-Mobile and Purchaser shall have the full power and authority to perform this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. At the time of the execution and delivery of any such Ancillary Agreement to which it is a party, each of T-Mobile and Purchaser will have the full power and authority to execute, deliver and perform such agreement. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which T-Mobile and/or Purchaser, as applicable, is or will be a party have been duly authorized and approved by all necessary action on T-Mobile's or Purchaser's part, as applicable, and no additional authorization or action is required in connection with the execution, delivery and performance by T-Mobile or Purchaser of this Agreement or such Ancillary Agreements. At the Closing, the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which T-Mobile and/or Purchaser, as applicable, is or will be a party shall be duly authorized and approved by all necessary action on T-Mobile's or Purchaser's part, as applicable, and no additional authorization or action shall be required in connection with the execution, delivery and

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

performance by T-Mobile or Purchaser of this Agreement or such Ancillary Agreements. This Agreement has been duly executed and delivered by T-Mobile and Purchaser and is (and each Ancillary Agreement to which T-Mobile or Purchaser will be a party will be, duly executed and delivered by T-Mobile and/or Purchaser, as applicable, and will be) the legal, valid and binding obligation of T-Mobile and/or Purchaser, as applicable, enforceable against T-Mobile and/or Purchaser, as applicable, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other Laws of general applicability affecting creditors' rights and by general equity principles.

      5.4 NO CONFLICT. Neither the execution and delivery of this Agreement and any of the Ancillary Agreements to which T-Mobile and/or Purchaser is or will be a party nor the performance of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (i) violate any provision of the certificate of formation, limited liability company operating agreement or other charter documents of T-Mobile or Purchaser, (ii) except as would not individually or in the aggregate have a material adverse effect on such party's ability to perform its obligations hereunder, violate, contravene, conflict with, or result in a breach of, constitute a default or event of default under, or constitute (or with the passage of time without further action will constitute) a mandatory prepayment or redemption event under, or result in the termination, cancellation or acceleration (whether after the filing of notice or lapse of time or both) of any right or obligation of T-Mobile, Purchaser or any of their respective Affiliates under, or a loss of any benefit to which T-Mobile, Purchaser or any of their respective Affiliates is entitled under, any Contract, lease, agreement, mortgage, covenant, loan, indenture, license, permit, instrument or undertaking to which T-Mobile, Purchaser or any of their respective Affiliates is a party or by which T-Mobile, Purchaser or any of their respective Affiliates is bound, or (iii) except as would not individually or in the aggregate have a material adverse effect on such Party's ability to perform its obligations hereunder or thereunder, violate or result in a breach of or constitute a default under any Law or Order or other restriction of any Governmental Body to which T-Mobile, Purchaser or Facilities is subject.

      5.5 CONSENTS AND APPROVALS. To the Knowledge of Purchaser or T-Mobile, except for the filing required under the HSR Act and any approvals of the FCC set forth in the Ancillary Agreements, no Governmental Approval is required to be made or obtained by Purchaser or T-Mobile in connection with the execution and delivery by Purchaser or T-Mobile of this Agreement or any Ancillary Agreement to which it is or will become a party, the consummation by Purchaser or T-Mobile of the transactions contemplated hereby or thereby or the performance by Purchaser or T-Mobile of its obligations contained herein or therein.

      5.6 NO LITIGATION. There is no litigation instituted or pending, or, to the Knowledge of Purchaser or T-Mobile, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against Purchaser, T-Mobile or any of their Affiliates, or against any director, employee or employee benefit plan of Purchaser, T-Mobile or any of their Affiliates, or against any asset, interest, or right of any of them which, if adversely determined, would be reasonably likely to have a material adverse effect on the ability of Purchaser or T-Mobile to consummate the transactions

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

contemplated by this Agreement, nor are there any Orders outstanding against Purchaser, T-Mobile, or any of their Affiliates, that are reasonably likely to have a material adverse effect on the ability of Purchaser or T-Mobile to consummate the transactions contemplated by this Agreement.

      5.7 FACILITIES. To the Knowledge of T-Mobile or Purchaser, there is no litigation, claim, cause of action, or proceeding instituted, pending, or, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) by any Person or Governmental Body against Facilities which, if adversely determined, would be reasonably likely to have a material adverse effect on Facilities. Neither T-Mobile nor Purchaser is aware of any material liability of Facilities that is not set forth in the audited consolidated balance sheet as of December 31, 2003 and unaudited consolidated balance sheet as of December 31, 2002 and, in each case, the related consolidated statements of operations, cash flows and changes in members' capital for the fiscal years then ended of Facilities. To the Knowledge of T-Mobile and Purchaser, the only assets and liabilities of Facilities are the membership interests in T-Mobile Sub and Cingular Sub. To the Knowledge of T-Mobile or Purchaser, Facilities does not have, and since its formation has never had, any employees and is not a party to any union contract, collective bargaining agreement or any employment contract or arrangement. To the Knowledge of T-Mobile or Purchaser, Facilities does not have, and since its formation has never had, any plan or Contract which is sponsored, maintained, contributed to or otherwise used by Facilities for the benefit of any current or former employees, officers or directors of Cingular Sub, which plan is: (i) an "employee benefit plan," as such term is defined in
Section 3(3) of ERISA (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), or (ii) a stock option plan, bonus plan or arrangement, incentive award plan or arrangement, change in control or severance pay plan or policy, deferred compensation arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan or program which is not described in clause (i) of this sentence.

      5.8 NO BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements based upon arrangements made by or on behalf of T-Mobile or Purchaser.

      5.9 FINANCIAL CAPABILITY. Each of T-Mobile and Purchaser will have, as of the Closing, requisite cash, cash equivalents, equity commitments or other sources of financing available to consummate the transactions and perform the obligations contemplated by this Agreement and the Ancillary Agreements.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                                   ARTICLE VI

                 COVENANTS OF THE PARTIES; ADDITIONAL AGREEMENTS

      6.1 CONDUCT OF BUSINESS.

            (a) Each of Cingular and SBCW shall, between the date hereof and the Closing Date, cause Cingular Sub to carry on its business in the Ordinary Course of Business. Cingular and SBCW shall, and shall cause Cingular Sub to, except as specifically approved by the Management Committee of Facilities:

                  (i) make and fund all capital or operating expenses as defined in the Operating Standards of the Facilities LLC Agreement in accordance with the terms of the Facilities LLC Agreement (including the continuing obligations set forth in Section 6.17); and maintain, improve and operate the Cingular Assets consistent with past practice as may be reasonably necessary to maintain the reliability and quality standards, footprint coverage and network capacity of the Cingular Assets;

                  (ii) the extent consistent with the Ordinary Course of Business, to preserve intact its present business organization and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it;

                  (iii) keep in full force and effect the material insurance policies covering Cingular Sub and the Cingular Assets (or replacement policies providing substantially the same coverage) to the extent consistent with the Ordinary Course of Business; and

                  (iv) make all payments in a timely manner with respect to all Cingular Sub Leases and renew all Cingular Sub Leases as they become due in the Ordinary Course of Business.

Notwithstanding the foregoing, Cingular and SBCW may transfer out of Cingular Sub any or all of the Excluded Assets as may be permitted by the Facilities LLC Agreement, and immediately prior to the Closing, may transfer out of Cingular Sub any remaining Excluded Assets.

            (b) Prior to the Closing, Cingular shall take all actions reasonably requested by Purchaser to ensure that Purchaser and its Affiliates have access to the BSC/Switching facilities and cell sites in California/Nevada co-located on SBC Communications, Inc. premises, to the extent and as permitted by the Cingular Sub Leases subject to reasonable advance notice and reasonable security measures.

            (c) Prior to the Closing, except as set forth in the following sentence, each Party covenants and agrees not to (and shall cause its Affiliates not to) enter voluntarily into any contract, instrument or agreement with any third party which would require any consent to close the transactions contemplated hereby, or reasonably be expected to result in any Governmental Body requiring any such contract, instrument or agreement. Cingular agrees that, to the extent

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

further agreements are required by any Governmental Body, Cingular shall use commercially reasonable efforts to ensure that any contract, instrument or agreement entered into by Cingular with a Governmental Body will not require any additional third party consent to close the transactions contemplated hereby.

      6.2 BREACH OF REPRESENTATIONS AND WARRANTIES (CINGULAR AND SBCW). Except as specifically permitted by this Agreement, neither Cingular nor SBCW will knowingly take any action that would cause or constitute a breach of any of the respective representations or warranties set forth in Articles III and IV or that would cause any of such representations or warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware (after the date of this Agreement) of, the occurrence after the date of this Agreement of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Cingular and SBCW will give detailed notice thereof (a "CHANGE NOTICE") to Purchaser and will use their reasonable best efforts to prevent or remedy promptly such breach or inaccuracy. Delivery to Purchaser before Closing of any such Change Notice shall not affect Purchaser's rights under this Agreement, including termination rights under
Article X and indemnification rights under Article IX.

      6.3 BREACH OF REPRESENTATIONS AND WARRANTIES (T-MOBILE AND PURCHASER). Except as specifically permitted by this Agreement, neither T-Mobile nor Purchaser will knowingly take any action that would cause or constitute a breach of any of the representations or warranties set forth in Article V or that would cause any of such representations or warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, T-Mobile and Purchaser will give detailed notice thereof to SBCW and Cingular and will use their reasonable best efforts to prevent or remedy promptly such breach or inaccuracy. Delivery to SBCW and Cingular before Closing of any such notice shall not affect SBCW's and Cingular's rights under this Agreement, including termination rights under
Article X and indemnification rights under Article IX.

      6.4 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including expenses of legal counsel, accountants, brokers, finders and other advisors, which have acted on its behalf in connection therewith, shall be paid by the Party incurring such expense.

      6.5 FURTHER ASSURANCES. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Purchaser with full title to the Transferred Newco Membership Interest or any of the Cingular Assets, each Party shall take all such reasonably necessary action at the request of the other Party hereto. T-Mobile and Purchaser acknowledge that the Cingular Assets do not include the Excluded Assets. To the extent title in the Excluded Assets is transferred to T-Mobile or Purchaser along with the Transferred Newco Membership Interest at Closing, T-Mobile and Purchaser agree to, at any time after the Closing Date, take any action reasonably necessary or desirable to transfer title in the Excluded Assets to Cingular, SBCW or one of their Affiliates. Following Closing, Cingular shall cooperate with and provide reasonable assistance to T-Mobile

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

in effecting any transfer of the Permitting to T-Mobile. Prior to the Closing, Cingular shall, at its expense, obtain for Purchaser the right to use any copies of software included in the Cingular Assets that are materially necessary to provide Wireless Services in the same manner as provided to subscribers as of the Closing. Purchaser shall be responsible for all fees and obligations to a third party for rights beyond those obtained for Purchaser by Cingular in the preceding sentence (including without limitation fees associated with continuing use rights, maintenance, support, modifications, updates, and new releases of such software that are obtained following the Closing); provided, further, that Purchaser shall have no obligation to pay or reimburse any amounts or fees for rights in such software paid by Cingular prior to the Closing. Cingular may not make any commitments on behalf of Purchaser in obtaining the necessary rights referenced in this Section 6.5.

      6.6 PUBLIC ANNOUNCEMENTS. Each Party shall not, without the approval of the other Parties, (i) make any press release or other public announcement concerning the transactions contemplated by this Agreement or any Ancillary Agreement and (ii) shall keep confidential and not disclose, and shall cause their respective Affiliates and directors, officers and employees of such Party and its Affiliates to (and shall instruct any of its other agents, advisors, consultants, other than counsel or auditors who are bound by an ethical obligation of confidentiality, and independent contractors to whom disclosure may be made in connection with the negotiation and performance of this Agreement or any Ancillary Agreement to) keep confidential and not disclose, any of the terms and conditions of this Agreement or any Ancillary Agreement to any third party, in each case except as and to the extent that any such Party shall be so obligated by Law or the rules of any stock exchange or automated securities quotation system, judicial process, taxing authority or regulatory requirements (including any filing required by the Securities Act, the Securities Exchange Act or German securities laws), in which case the other Parties shall be so advised and the Parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. Nothing contained in the foregoing shall preclude communications or disclosures necessary to implement the provisions of this Agreement or any Ancillary Agreement, or to comply with applicable accounting, Securities Act, Securities Exchange Act, German securities laws, and other regulatory disclosure obligations; provided that the disclosing Party shall to the extent practicable provide the other Parties with reasonable advance notice of such regulatory disclosure and comply with reasonable instructions (so long as provided in a timely manner) from the non-disclosing Party designed to obtain confidential treatment for such materials. Moreover, nothing in this Agreement shall preclude (i) disclosure of the existence or copies of this Agreement or any Ancillary Agreement to the Department of Justice, or (ii) the disclosure of the existence of this Agreement, any Ancillary Agreement or the transactions contemplated hereby to the FCC, in each instance as may be reasonably necessary to implement the provisions of this Agreement or any Ancillary Agreement or to comply with regulatory disclosure obligations; or (iii) disclosure of the existence or copies of this Agreement or the Ancillary Agreements to AWE, provided that AWE shall have agreed to maintain such information in confidence pursuant to the terms of a written agreement.

      6.7 CERTAIN TAXES. Purchaser and SBCW shall each pay or cause to be paid at the Closing or, if due thereafter, promptly when due, one-half of all gross receipts taxes, transfer taxes (including any real estate excise or similar tax), sales taxes, stamp taxes, and any similar

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Taxes, but excluding any Federal, State or local income taxes, payable in connection with the consummation of the transactions as contemplated by this Agreement (the "TRANSFER TAXES"). The Parties agree to cooperate so as to minimize the Transfer Taxes and also in the execution and filing of any Tax Returns with respect to Transfer Taxes, including, but not limited to, providing any and all information and signatures as may be required.

      6.8 WAIVER OF TRANSFER RESTRICTIONS. T-Mobile and SBCW hereby waive, and T-Mobile shall cause Omnipoint to waive, to the extent necessary to effect the transactions described herein, the transfer restrictions applicable to the Facilities LLC Agreement.

      6.9 HSR ACT. Each Party shall (i) file, or cause to be filed, as promptly as practicable but in no event later than the fifteenth (15th) Business Day after the date of this Agreement, (A) all reports and other documents required to be filed by such Party under the HSR Act with the Federal Trade Commission and the United States Department of Justice concerning the transactions contemplated hereby, and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions. Each Party agrees to request, and to cooperate with the other Party in requesting, early termination of any applicable waiting period under the HSR Act. The Parties shall share equally the costs of all HSR Act filings.

      6.10 ACCESS TO CINGULAR EMPLOYEES. Beginning on the date of this Agreement until the Closing, Cingular will provide access to T-Mobile to interview and, in its sole discretion, to hire, (with such hiring effective no sooner than upon the termination of the applicable Transition Service (as defined in the Transition Services Agreement) under the Transition Services Agreement) employees of Cingular or its Affiliates who provide functions related to the development, operations and maintenance of the Cingular Assets. Cingular shall identify the employees who may be contacted by T-Mobile, provided access to such employees shall be coordinated through a designated Cingular contact.

      6.11 TRANSITION SERVICES. Cingular shall provide or shall cause its Affiliates to provide to T-Mobile and its Affiliates the transition services as set forth in the Transition Services Agreement.

      6.12 GATEWAY SWITCHING. As soon as reasonably possible following the Closing, but in no event later than six (6) months following the Closing, Cingular shall implement Gateway Switching functionality in California/Nevada (in a manner substantially the same as that which it has done in the New York
BTA). Cingular hereby agrees that, following such implementation, Cingular long distance and voice mail services will be routed through such Gateway Switches.

      6.13 NO OPPOSITION. T-Mobile, on behalf of itself and its Affiliates, agrees not to object to or oppose the AWE Merger, provided that T-Mobile or its Affiliates may respond to requests for information from and otherwise cooperate with any Governmental Body, provided that in connection with any such response or cooperation, neither T-Mobile nor any Affiliate shall object to or oppose the AWE Merger. The parties hereto further acknowledge and agree that no party has received or will receive any compensation or consideration pursuant to this

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Agreement or any other Ancillary Agreement, or otherwise, in exchange for forbearance from filing a petition to deny the AWE Merger at the FCC.

      6.14 CO-LOCATION. T-Mobile agrees to use commercially reasonable efforts to provide Cingular co-location on Facilities' Sites (California/Nevada and New York BTAs), to the extent permitted by any leases to which such Facilities Sites are subject. Cingular agrees to use commercially reasonable efforts to provide T-Mobile co-location on Cingular Sites (which shall include the AWE sites following the closing of the AWE Merger) in California/Nevada if the Closing of this Agreement does not occur as a result of a Qualifying Divestiture, to the extent permitted by any leases to which such Cingular Sites are subject.

      6.15 MOBILE NETWORK CODE.

            (a) T-Mobile will broadcast MNC 170 only on the California/Nevada network beginning at Closing and ending on the earlier of Cingular using 60 billion minutes of airtime (measured on the same basis as contemplated to be measured in the Wholesale Agreement) on the California/Nevada network or two (2) years from the Closing (the "INITIAL PERIOD"). T-Mobile will have the option to broadcast MNC 170 for up to one more year following this Initial Period (the "FOLLOW-ON PERIOD"). T-Mobile shall notify Cingular no later than sixty (60) days prior to the end of the Initial Period of T-Mobile's intent regarding the option.

            (b) No later than six (6) months following the Closing, Cingular will cease broadcasting the MNC 170 code in the Seattle market (and any other market where it broadcasts MNC 170) during the period when T-Mobile will broadcast MNC 170 in California/Nevada. During the period following Closing through the time when Cingular ceases broadcasting MNC 170 in the Seattle (and any other) market, in such markets Cingular will LAC-restrict for international roaming traffic a minimum of 25 countries (the "RESTRICTED LIST") specified by T-Mobile as set forth on Section 6.15(b) to the Cingular Disclosure Schedule. Cingular will use commercially reasonable efforts to add more countries to the Restricted List in the order specified in the Restricted List.

            (c) During the Initial Period and any Follow-on Period, Cingular will take all actions reasonably requested by T-Mobile in order to ensure that T-Mobile has the right to the benefits of owning MNC 170, including the right to offer third-party roaming and obtain all revenues associated with broadcasting MNC 170 in California/Nevada, including, without limitation, communicating with any roaming data clearinghouse, any financial clearinghouse, and any third party roaming service provider.

            (d) Also during the Initial Period and any Follow-on Period, (i) T-Mobile will continue to broadcast Cingular's alpha code with the MNC 170 as currently in operation in California/Nevada and (ii) T-Mobile and Cingular will use commercially reasonable efforts to optimize T-Mobile's customers experience regarding the alpha display.

            (e) T-Mobile will not sell SIM cards with the MNC 170 as the home network.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

            (f) Subject to compliance with applicable laws and Section 6.15(c), T-Mobile will have the right to represent MNC 170 and negotiate rates for MNC 170 on a serve only basis. Subject to compliance with applicable laws and
Section 6.15(c), Cingular will have the right to negotiate rates for all Cingular customers having MNC 170 as their home network and acknowledges that all incollect charges associated with Cingular subscribers having MNC 170 as their home network will be the responsibility of Cingular. Cingular and T-Mobile shall jointly inform the roaming data clearinghouses and financial clearinghouses as necessary of the rights of the parties in this Section 6.15(f).

            (g) Notwithstanding Section 6.15(f), in the event that T-Mobile cannot re-associate the visitor roaming traffic for MNC 170 to a T-Mobile specific PLMN code for visitor roaming partner settlement purposes, T-Mobile will have the right to represent PLMN code USAPB and direct the necessary incollect files to Cingular through a mutually agreed upon settlement and/or clearinghouse procedures.

            (h) Cingular acknowledges that all incollect charges associated with Cingular subscribers having MNC170 as their home network will be the responsibility of Cingular regardless of the mechanism for transferring the incollect traffic files to Cingular.

            (i) Cingular and T-Mobile shall work together to test and approve all processes established under this Section 6.15 among Cingular, T-Mobile and any clearinghouse (e.g. roaming data or financial) prior to implementation in a production environment.

      6.16 CONTINUING OBLIGATIONS. During the period before the Closing, the Parties will continue to perform their respective obligations under the Facilities LLC Agreement and the Existing Ancillary Agreements, including but not limited to each of the parties satisfying their obligations for the construction of network and other assets as contained in the 2004 capital expenditure budgets in both the New York BTA and California/Nevada. Cingular, through SBCW, in its capacity as the incumbent operator of the California/Nevada network, acknowledges that pursuant to such obligation it will cause the incurrence of capital expenditures for the California/Nevada network for projects in 2004 in an amount that is not less than that set forth in the budget, which the Parties agree call for aggregate expenditures of no less than *. T-Mobile, through OmniPoint, in its capacity as the incumbent operator of the New York BTA network, shall cause the incurrence of capital expenditures for the New York BTA network in 2004 in an amount that is not more than that set forth in the Cingular approved budget for the New York BTA reduced for new Site development costs in Fairfield, Middlesex, Monmouth and Ocean Counties. These obligations, from the date of this Agreement until Closing, include all expenditures and operational activities relating to search ring release activities, leasing, permitting, and Site design and construction activities which shall be conducted at a level and in a manner consistent with past practice, and without regard to the prospective Closing. The obligations of the Parties, as members of Facilities, to fund the capital expenditures and operating expenses of Facilities through the Closing shall be shared in the manner required by the Facilities LLC Operating Agreement and the Existing Ancillary Agreements and must be settled in cash in the normal course until the Closing and thereafter any

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

such obligations must be settled in accordance with the unwind provisions of the Facilities LLC Agreement.

      6.17 REASONABLE ACCESS. Prior to Closing, Cingular will provide T-Mobile reasonable access to the Cingular Assets during normal business hours and information with respect thereto, including all Material Contracts, subject to reasonable confidentiality and reasonable security measures and as may be permitted by any Contracts to which the Cingular Assets may be bound. For a period of 4 years following the Closing, Purchaser shall provide Cingular and its Affiliates with reasonable access, both physical and electronic (through Cingular's own network), to certain facilities for the sole purpose of maintaining equipment and leased property located in such facilities on a 24/7 basis and subject to reasonable confidentiality and reasonable security measures and as may be permitted by any Contracts to which such facilities may be bound. Cingular and its Affiliates shall exercise normal and ordinary care in connection with its access to such facilities.

      6.18 CONTESTING GOVERNMENTAL APPROVAL. Cingular agrees to use commercially reasonable efforts to take the actions set forth in Schedule 6.18(b) attached hereto.

      6.19 UPDATE OF SCHEDULE A AND SCHEDULE B. Prior to the Closing Date, Cingular and SBCW will supplement or amend Schedule A and Schedule B to reflect changes in the Cingular Assets.

      6.20 PROPERTY TAXES.

            (a) On or prior to June 30, 2004, T-Mobile and Cingular shall jointly prepare and agree to a schedule setting forth, with respect to each fiscal year of Facilities through 2003, (i) the total amount of property taxes accrued by each of Cingular Sub and T-Mobile Sub, (ii) the total amount of property taxes actually paid with respect to each of Cingular Sub and T-Mobile Sub, and (iii) the amount of property tax adjustment required as evidenced by contrasting (i) with (ii). The amounts so determined in accordance with clause
(iii) shall be accounted for in the books and records of T-Mobile Sub and Cingular Sub, and shall then be allocated between the members (and their respective Affiliates) in the same manner as operating costs in proper proportion to their MOU's for each respective fiscal year. These cumulative adjustments shall be treated as adjustments to the next subsequent allocation of monthly operating expenses in accordance with the Operating Standards.

            (b) Upon Closing the property tax payable shall be paid or settled by the members in accordance with the standard procedures for operating expenses pursuant to the Facilities LLC Agreement. As soon as practicable following the Closing, the Parties shall prepare a schedule similar to that described in subsection (a) above and shall undergo a similar process with respect to property taxes for all periods from January 1, 2004 through the Closing, prorating the cost of any taxes payable with respect to the year that includes Closing such that T-Mobile and its Affiliates bear all of the cost of such taxes for the portion of the year occurring post-Closing, and the Parties bear the cost of such taxes for the portion of the year pre-Closing in proper proportion to their MOUs. Based on such information and as soon as practicable after the

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

completion of such schedule, the Party who, on a net basis, has funded (or Affiliate has funded) less property taxes than its allocable share shall make a cash payment to the Party who, on a net basis, has funded (or whose Affiliate has funded) property taxes in excess of its allocable share, to the extent of such excess. The period used for the cash true-up contemplated under this
Section 6.20 shall be consistent with the period used for the accrual for accounting purposes.

      SECTION 6.21 TRANSFER OF CONTINGENT CONSENT LEASES.

            (a) Cingular covenants to use commercially reasonable efforts to obtain any consents or default waivers required under Cingular Sub Leases in connection with the Transfers (each a "LEASE CONSENT") prior to Closing, commencing within a reasonably prompt period following the mutual execution of this Agreement. Purchaser and Cingular shall cooperate and reasonably agree in advance upon the form of the consent letter(s) and the general process for obtaining Lease Consents. In addition, Cingular covenants to keep Purchaser reasonably well-informed of Cingular efforts to obtain Lease Consents, provide a monthly status report and, on request of Purchaser in writing, deliver copies of material correspondence under the Contingent Consent Leases and other material documentation sent or received with respect to such consent request, but not more frequently than monthly.

            (b) "Commercially reasonable efforts" is defined and described in
Schedule 6.21 attached.

            (c) If Cingular cannot obtain a Lease Consent after using commercially reasonable efforts, then Cingular shall, unless Cingular elects to include the applicable Site in the Site Operating Agreement as provided in clause (d) below, for any such Contingent Consent Lease:

                  (i) provided a sublease is permitted under such Contingent Consent Lease without Cingular obtaining a Lease Consent, enter into a commercially reasonable, industry-standard, sublease with Purchaser passing through all the beneficial use rights and the same material and economic terms as the applicable Contingent Consent Lease, and the Parties shall act in good faith in agreeing upon the form of such sublease; or

                  (ii) grant to Purchaser co-location on a site or sites sufficient to provide at least the same coverage as Purchaser would have received had the Contingent Consent Lease been transferred to Purchaser. Cingular will be solely responsible for the cost of relocating and installing any equipment and the net present value (computed at the discount rate of *) of all payments associated with the co-location site(s) (through the initial and all extension terms of the applicable lease, with appropriate reimbursement to Cingular if Purchaser does not elect to exercise all such extension terms) to the extent such amount exceeds the net present value (computed at the discount rate of *) of all payments associated with the initial and all extension terms of the Contingent Consent Lease. The co-location agreement shall be, with respect to non-economic terms, on industry standard terms and conditions; or

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                  (iii) (propose to Purchaser some other mutually acceptable arrangement or structure transferring the benefits of the Contingent Consent Lease that Purchaser accepts in its sole discretion.

            (d) Immediately prior to the Closing, Cingular Sub (or its Affiliates, as applicable) shall (i) transfer to SBCW (or an Affiliate) ("CONTINGENT SITE SUB") its entire interest in any such Contingent Consent Lease for which it has not received a Lease Consent unless Cingular has elected to and has satisfied its obligation to transfer the benefits of such Contingent Consent Lease pursuant to clause (c) and (ii) the parties will enter into an operating agreement (the "SITE OPERATING AGREEMENT") to provide Purchaser the benefits of such Contingent Consent Lease (including all existing rights to access, use, operate, maintain, repair and replace equipment and all other personal property at such Contingent Consent Site and any associated utilities and grounding systems) following the Closing. The Site Operating Agreement shall also include such other commercially reasonably terms as may be appropriate in addition to those set forth herein; provided, however, that Purchaser shall not be entitled to more rights than as are expressly set forth in the Contingent Consent Leases. The Site Operating Agreement will provide that (1) Contingent Site Sub will comply in all material respects with the Contingent Consent Leases and exercise all currently existing extension options under the Contingent Consent Lease for so long as Purchaser shall desire, up to the maximum terms available, (2) Contingent Site Sub will assign to Purchaser all revenues derived from the Contingent Consent Leases (from collocation or subleases, for example, with Purchaser undertaking to perform all obligations related thereto), (3) Purchaser will pay all fees, costs, charges, rent or other amounts (including the premium on any bonds) as provided in such Contingent Consent Lease (but excluding charges due to Contingent Site Sub's negligence, willful misconduct or late rental payment, but only to the extent of such negligence, willful misconduct or late payment), (4) Purchaser shall conduct its operations on the Contingent Consent Site in compliance with, and subject to all of the terms, conditions and covenants of, the applicable Contingent Consent Lease, (5) the Parties may not assign or transfer their respective rights in the Site Operating Agreement without the reasonable consent of the other, provided that each may, upon written notice, assign its rights in whole or in part to any person or business entity that (w) controls or is controlled by or under common control with the assigning party; (x) is merged or consolidated with the assigning party; or (y) acquires all or substantially all of the ownership interest or FCC licenses of the assigning party with respect to the California/Nevada network, provided such assignee agrees to assume all of the assigned obligations under this Agreement and further provided that the assigning party shall not be released in connection with any such obligation; (6) Contingent Site Sub and Cingular will use their commercially reasonable efforts to support the validity of the relevant Contingent Consent Leases and (7) mutual indemnities as hereafter described. Purchaser shall indemnify and save Contingent Site Sub and its Affiliates harmless from and against any Damages and Expenses associated with or in anyway arising out of or resulting from any breach of this Site Operating Agreement by Purchaser or Purchaser's activities with respect to such Contingent Consent Site and/or the Contingent Consent Lease (but excluding Contingent Site Sub's failure to perform its obligations thereunder). Contingent Site Sub shall indemnify and save Purchaser and its Affiliates harmless from and against any and all Damages and Expenses associated with or in anyway arising out of or resulting from any breach of the Site Operating Agreement by

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Contingent Site Sub or Contingent Site Sub's activities with respect to such Contingent Consent Site and/or the Contingent Consent Lease (but excluding Purchaser's failure to perform its obligations thereunder). In the event either party fails to perform its obligations under the Site Operating Agreement, following ten (10) Business Days written notice (except in emergencies, which shall mean imminent personal injury, property damage or inability to operate the network equipment at the Site), the non-defaulting party shall, at its option, have the right to self-help with a right to reimbursement for the actual cost thereof from the other party. The Parties' indemnification obligations under this Section 6.21 are subject to Article IX hereof.

            (e) From and after Closing, Cingular agrees to continue to use its commercially reasonable efforts to obtain Lease Consents not previously obtained and, if and upon receiving such Lease Consent, shall transfer and assign, for no further consideration, the relevant Contingent Consent Site to Purchaser or its designee. In the event that:

                  (i) at any time Cingular has a credible threat of an imminent loss of the use of any Contingent Consent Site pursuant to the terms of the Contingent Consent Lease or to incur any Damages related to its position as a lessee or otherwise pursuant to such Contingent Consent Lease (other than due to Contingent Site Sub's breach or default of such Contingent Consent Lease or a material breach of the Site Operating Agreement, in either event not caused by Purchaser, provided that Cingular's efforts to obtain any Lease Consent pursuant to this Section shall in no event be deemed a breach or default of such Contingent Consent Lease) and Cingular notifies Purchaser of Cingular's election to remove the Contingent Consent Site from the terms of the Site Operating Agreement; or

                  (ii) the benefits of such Contingent Consent Site cease to be available to Purchaser in any material respect (other than due to Purchaser's breach or default of the applicable Contingent Consent Lease or a material breach of the Site Operating Agreement, in either event not caused by Cingular) and Purchaser notifies Cingular of Purchaser's election to remove the Contingent Consent Site from the terms of the Site Operating Agreement;

      then, unless Cingular can provide uninterrupted benefits for such Contingent Consent Lease pursuant to any of the alternatives set forth in clauses (a), (c) or (d) above, Cingular shall, pay to Purchaser, as Purchaser's sole remedy under this Agreement for such failure to make the Contingent Consent Site available pursuant to the terms of this Section 6.21, an amount for each such Contingent Consent Site set forth on Schedule 6.21 hereto (the "SITE LOSS DAMAGE AMOUNT"), less any Damages and Expenses incurred by Cingular that are acknowledged, but not previously funded, by Purchaser. Upon payment of such amount, the Contingent Consent Site shall be removed from the Site Operating Agreement or an arrangement referenced in clause (c) (as applicable) and thereafter Purchaser shall have no further rights with respect to such Contingent Consent Site and Cingular shall have no further liability or obligations hereunder with respect to the loss of the economic benefits under the Contingent Consent Lease or the loss of the use of the applicable Contingent Consent Site, except for any indemnification or other obligations in this Agreement or the other Ancillary Agreements that expressly survive or any other indemnification obligations set forth in the Site Operating Agreement or any applicable site occupancy documents that expressly survive (other than Damages and Expenses for the loss of

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

the economic benefits under the Contingent Consent Lease or the loss of the use of the applicable Contingent Consent Site). Purchaser shall have the right, at its expense, to remove all equipment and other personal property from any such Contingent Consent Site (unless otherwise prohibited by the terms of the Contingent Consent Lease). Notwithstanding anything to the contrary contained in this Agreement, no Site Loss Damage Amount shall be subject to the Threshold Amount or any separate threshold or count against the Maximum Amount or any other cap, except the aggregate Purchase Price shall apply as set forth in
Section 9.6.

            (f) Nothing in this Agreement shall be construed as an attempt to assign any Contingent Consent Lease that is by its terms non-assignable without the consent of the other party.

      6.22 CONTRIBUTION OF SITES HELD BY A CA/NV SUBLESSOR, AS CINGULAR AFFILIATE. CONTRIBUTION OF CA/NV SITES.

            (a) The CA/NV Master Sites and CA/NV Sites collectively are all of the Cingular Real Property Assets that are currently subject to the CA/NV Master Sublease having CA/NV Sublessor, a wholly owned subsidiary of Cingular, as sublessor. With respect to CA/NV Master Sites and CA/NV Sites and subject to Permitted Liens (including, the CA/NV Master Lease and/or underlying primary leases, as applicable), on or prior to Closing, Cingular, Cingular Sub and/or SBCW (as applicable) shall, at Cingular's cost and expense, cause Cingular Sub (or Newco, as applicable) to acquire the interest of CA/NV Sublessor in the Cingular Real Property Assets subject to the CA/NV Master Sublease.

            (b) Cingular covenants that, after the contribution of the CA/NV Sublessor's interest in the CA/NV Master Sites as contemplated above, the lease terms applicable to the CA/NV Master Sites shall be as set forth on the Schedule of Cingular Leased Properties attached hereto and that such terms shall not be materially less favorable than the lease terms applicable to such CA/NV Master Sites on the date hereof

      SECTION 6.23 BUILDING COVERAGE SITES.

            (a) With respect to Building Coverage Sites, the parties acknowledge that cell equipment (commonly "picos") located in the Building Coverage Sites may be for the benefit of Cingular customers, Purchaser's customers or both. In that regard, prior to Closing, Cingular and Purchaser each agrees to use commercially reasonable efforts to identify and agree upon all Building Coverage Sites and investigate and procure documentation reasonably acceptable to both parties evidencing Building Coverage Site arrangements. Each of the Parties will bear its own costs in connection with this effort. From and after Closing, the terms of the Wholesale Agreement will govern the transition of the Building Coverage Sites.

            (b) In connection with Section 6.23(a), pursuant to the Wholesale Agreement, to the extent it is determined (either before or after Closing during the transition period thereunder) that the cell and related equipment located at a Building Coverage Site is an Excluded Asset, Purchaser will be obligated under the Wholesale Agreement to assist Cingular

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

in transitioning such Building Coverage Site, and Purchaser shall thereafter have no further rights and obligations with respect thereto (other than to assign any rights or interest it may have in such Building Coverage Site with respect to such Excluded Asset to Cingular (or its designee affiliate). Likewise if it is determined that the cell or related equipment located at such Building Coverage Site is not an Excluded Asset hereunder and is for the benefit of Purchaser's customers, then the parties shall use commercially reasonable efforts to transition such Building Coverage Sites to Purchaser; provided that, if it is determined that a Building Coverage Site is not an Excluded Asset but is also used for the benefit of Cingular, Purchaser agrees, to the extent reasonably practicable, also to maintain the Building Coverage Site for the benefit of Cingular, and the treatment and transitioning of such Building Coverage Site shall be handled as described in the Wholesale Agreement.

            (c) Cingular and SBCW hereby jointly and severally represent and warrant to T-Mobile and Purchaser that, to the Knowledge of Cingular or SBCW,
(i) except where failure to so identify would not have a Cingular Material Adverse Effect, there are no sites that would be a Building Coverage Site other than those sites set forth on Schedule F to this Agreement; (ii) except as disclosed in Section 4.10(d) of the Cingular Disclosure Schedule, none of Cingular Sub, SBCW or Cingular has received, in connection with a Building Coverage Site, written notice of violations that remain uncured or of a default by Cingular Sub which default remains uncured (or of an event which, with notice, the passage of time or both, would be a default), to the extent that the existence of such violations or default, individually or in the aggregate with all such defaults, would have a Cingular Material Adverse Effect; and (iii) none of Cingular Sub, Cingular, SBCW or a Cingular Affiliate has in its possession any studies or reports that indicate any uncorrected defects or deficiencies in the design or construction of any improvements on Building Coverage Sites, except for such defects as would not have, individually or in the aggregate, a Cingular Material Adverse Effect.

      SECTION 6.24 GLOBAL LEASE CONSENT ACKNOWLEDGMENT.

      Notwithstanding anything contained herein to the contrary but subject to
Section 4.10(a) above, the parties acknowledge that the Cingular Sub Leases may not be transferable without first obtaining a Lease Consent and, further, that effecting the Transfers as contemplated under this Agreement in the absence of such Lease Consents would or could result in a default or breach under the Contingent Consent Leases. Accordingly and subject to Sections 4.10(a) and 6.21, the parties agree that (1) if, on the date hereof, Cingular's failure to obtain Lease Consents is the cause of a breach of any representation or default in the performance of its obligations under this Agreement, Cingular shall be deemed not to be in breach of such representation or in default of such obligation, and
(2) to the extent, from and after the date hereof and as of the Closing Date, Cingular's failure to obtain Lease Consents is the cause of a breach of any representation or a default in the performance of its obligations under this Agreement, but Cingular has satisfied such representation or obligations pursuant to Section 6.21, then Cingular shall be deemed not to be in breach of such representation or in default in performance of such obligations.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      SECTION 6.25 CINGULAR LEASED PERMITTING SITES. Cingular covenants that it will not interfere with Cingular Leased Permitting Sites that have been released in connection with the 2002, 2003, or 2004 budget. Cingular specifically represents that prior to and after Closing, it will not in any way seek to stop working, or transfer work that has been performed in connection with Cingular Leased Permitting Sites (including but not limited to landlord relationship, lease drafts, zoning applications, and building permit applications).

                                   ARTICLE VII

                  CLOSING CONDITIONS OF T-MOBILE AND PURCHASER

      The obligations of T-Mobile and Purchaser to consummate the purchase of the Transferred Newco Membership Interest shall be subject to compliance by SBCW and Cingular, as applicable, with the following conditions, all or any of which may be waived in writing by the Purchaser or T-Mobile.

      7.1 ILLEGALITY. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that, in the reasonable opinion of Purchaser, based on the reasonable written opinion of its counsel, would (i) prohibit, prevent, enjoin or make illegal consummation of the transactions contemplated herein or in any Ancillary Agreement or (ii) impose a regulatory condition or regulatory expense on T-Mobile or Purchaser which, but for the consummation of the transactions contemplated herein or in any Ancillary Agreement, would not be imposed on T-Mobile or Purchaser (and excluding any imposition affecting the wireless telecommunications industry generally), and that would have a material adverse effect on, the operations of T-Mobile following the Closing (a "REGULATORY CLOSING CONDITION"); provided that in the event that a Regulatory Closing Condition described in clause (ii) above is in effect at the time of Closing, T-Mobile shall, at Cingular's election, be required to continue to Closing without regard to such Regulatory Closing Condition to the extent, such Regulatory Closing Condition can be cured or satisfied by a monetary payment, bond or other action to be taken by either T-Mobile and Purchaser, on the one hand, or Cingular and SBCW, on the other hand, following the Closing. Any Damages or Expenses incurred by the Parties as a result of satisfying or curing any Regulatory Closing Condition, shall be shared equally by Cingular and SBCW, on the one hand, and T-Mobile and Purchaser, on the other hand, and T-Mobile and Purchaser shall have a claim for indemnification from Cingular for recovery of Cingular's share of such Damages and Expenses pursuant to the provisions of Article IX; provided that and the Parties' indemnification obligations with respect to such claims will not be subject to the Threshold Amount or the Maximum Amount, and will not be taken into account for purposes of determining whether the Threshold Amount and Maximum Amount have been satisfied and provided, further, that if the recovery of Special Damages would be necessary to make T-Mobile and Purchaser whole, T-Mobile and Purchaser shall not be required to continue to the Closing without regard to such Regulatory Closing Condition unless Cingular and SBCW agree that T-Mobile and Purchaser, on the one hand, or Cingular and Seller, on the other hand, shall share

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

equally all Damages or Expenses incurred by the Parties as a result of satisfying or curing any Regulatory Closing Condition without the application of
Section 9.5 hereof..

      7.2 REPRESENTATIONS AND WARRANTIES OF SBCW AND CINGULAR. The representations and warranties of SBCW and Cingular shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as otherwise contemplated by this Agreement), except to the extent that any failure of any such representation or warranty to be true and correct would not have a Cingular Material Adverse Effect; provided that in the event at the Closing any failure of the representations and warranties of SBCW and Cingular to be true and correct in all material respects shall cause a Cingular Material Adverse Effect (a "REPRESENTATION CLOSING CLAIM"), T-Mobile shall, at Cingular's election, be required to continue to Closing without regard to such Representation Closing Claim to the extent such failure(s) can be cured or satisfied by a claim for damages by T-Mobile or Purchaser or other action to be reasonably taken by SBCW or Cingular following the Closing. Cingular and Seller's indemnification obligation with respect to such Representation Closing Claim will be subject to the indemnification provisions of Article IX; provided, that Cingular's and SBCW's indemnification obligations with respect to any such Representation Closing Claims will not be subject to the Threshold Amount or the Maximum Amount, and will not be taken into account for purposes of determining whether the Threshold Amount and Maximum Amount have been satisfied and, provided, further, that in the event that the recovery of Special Damages would be necessary to make T-Mobile and Purchaser whole as a result of such failure of the representations and warranties of Cingular or SBCW to be true and correct as described above, T-Mobile and Purchaser shall not be required to continue to the Closing without regard to any such Representation Closing Claim unless Cingular and SBCW shall agree that their indemnification obligations shall not be subject to the provisions of Section 9.5. T-Mobile and Purchaser shall have received a certificate of SBCW and Cingular signed by an officer of each of SBCW and Cingular to such effect on the Closing Date.

      7.3 APPROVALS AND CONSENTS. SBCW and Cingular, as applicable, shall have made all filings with and notifications of any Governmental Body required to be made by them in connection with the execution and delivery of this Agreement and the Ancillary Agreements, as applicable, and the performance by them of the transactions contemplated hereby and thereby, except for those filings and notifications which, if not made, would have no Cingular Material Adverse Effect. SBCW and Cingular, as applicable, shall have obtained all required authorizations, waivers, consents and permits (including the expiration of any waiting period (or obtaining of any approval required) under the HSR Act) to permit the consummation of the transactions contemplated by this Agreement, from all Governmental Bodies, other than authorizations, waivers, consents and permits of which the failure to obtain would have no Cingular Material Adverse Effect.

      7.4 CLOSING DELIVERIES. SBCW shall have made all of the deliveries set forth in Section 2.8(a).

      7.5 AWE MERGER. The AWE Merger shall have been consummated.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

      7.6 CINGULAR AND SBCW COMPLIANCE WITH COVENANTS. Cingular and SBCW shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Cingular and SBCW on or prior to the Closing Date, except as would not have a Cingular Material Adverse Effect; provided that in the event at the Closing any failure to perform in all material respects all of the covenants, agreements and conditions contained in this Agreement shall cause a Cingular Material Adverse Effect (a "COVENANT CLOSING CLAIM"), T-Mobile shall, at Cingular's election, be required to continue to Closing without regard to such Covenant Closing Claim to the extent such failure(s) can be cured or satisfied by a claim for damages by T-Mobile or Purchaser or other action to be reasonably taken by SBCW or Cingular following the Closing. Cingular and SBCW's indemnification obligation with respect to any such Covenant Closing Claim will be subject to the indemnification provisions of Article IX; provided, that Cingular's and SBCW's indemnification obligations with respect to any such Covenant Closing Claims will not be subject to the Threshold Amount or the Maximum Amount, and will not be taken into account for purposes of determining whether the Threshold Amount and Maximum Amount have been satisfied, but will otherwise be subject to the indemnification provisions of Article IX; provided, further, that in the event that the recovery of Special Damages would be necessary to make T-Mobile and Purchaser whole as a result of such failure of Cingular or SBCW to perform and comply with covenants and agreements as described above, T-Mobile and Purchaser shall not be required to continue to the Closing without regard to any such Covenant Closing Claim unless Cingular and SBCW shall agree that their indemnification obligations shall not be subject to the provisions of Section
9.5. T-Mobile and Purchaser shall have received a certificate of SBCW and Cingular signed by an officer of each of SBCW and Cingular to such effect on the Closing Date.

      7.7 LEASE AGREEMENT. The closing conditions of T-Mobile set forth in the Long Term De Facto Transfer Lease Agreement shall have been satisfied or waived (other than any closing condition or condition to effectiveness tied to the Closing hereof).

                                  ARTICLE VIII

                     CLOSING CONDITIONS OF CINGULAR AND SBCW

      The obligations of Cingular and SBCW to consummate the transfer of the Transferred Newco Membership Interest shall be subject to compliance by Purchaser and T-Mobile, as applicable, with the following conditions, any or all of which may be waived by SBCW or Cingular.

      8.1 ILLEGALITY. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that, in the reasonable opinion of SBCW based on the reasonable written opinion of its counsel, would prohibit, prevent, enjoin or make illegal consummation of the transactions contemplated herein or in any Ancillary Agreement.

      8.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND T-MOBILE. The representations and warranties of Purchaser and T-Mobile shall be true and correct in all material

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as otherwise contemplated by this Agreement), except to the extent that any failure of any such representation or warranty to be true and correct would not have a material adverse effect on the consummation of the transactions contemplated hereunder. SBCW shall have received a certificate of Purchaser and T-Mobile signed by an officer of Purchaser and T-Mobile to such effect on the Closing Date.

      8.3 APPROVALS AND CONSENTS. Purchaser and T-Mobile shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by it in connection with the execution and delivery of this Agreement and the Ancillary Agreements, as applicable, and the performance by them of the transactions contemplated hereby and thereby, except for those filings and notifications which, if not made, would have no material adverse effect on the consummation of the transactions contemplated by this Agreement. T-Mobile and Purchaser, as applicable, shall have obtained all required authorizations, waivers, consents and permits (including the expiration of any waiting period (or obtaining of any approval required) under the HSR Act) to permit the consummation of the transactions contemplated by this Agreement, from all third parties, other than authorizations, waivers, consents and permits of which the failure to obtain would have no material adverse effect on the consummation of the transactions contemplated by this Agreement.

      8.4 CLOSING DELIVERIES. Purchaser shall have made all deliveries set forth in Section 2.8(b).

      8.5 CLOSING OF AWE MERGER; NO QUALIFYING DIVESTITURE. The AWE Merger shall have been consummated and in connection therewith no Qualifying Divestiture shall have occurred.

      8.6 T-MOBILE AND PURCHASER COMPLIANCE WITH COVENANTS. T-Mobile and Purchaser shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by T-Mobile or Purchaser on or prior to the Closing Date. SBCW shall have received a certificate of each of T-Mobile and Purchaser signed by an officer of T-Mobile and Purchaser to such effect on the Closing Date.

      8.7 LEASE AGREEMENT. The closing conditions of Cingular or any Affiliate set forth in the Long Term De Facto Lease Agreement shall have been satisfied or waived (other than any closing condition or condition to effectiveness tied to the Closing hereof).

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 INDEMNIFICATION BY CINGULAR AND SBCW. Cingular and SBCW, jointly and severally, shall indemnify, protect and hold harmless T-Mobile, Purchaser, and their Affiliates and their respective directors, officers, agents, and employees (collectively "T-MOBILE INDEMNIFIED PARTIES") from and against any and all Damages and Expenses (including Third Party Claims (as defined in Section 9.4), whether in contract or in tort), whether or not litigation

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

is commenced, imposed in any manner upon, incurred by or asserted against such T-Mobile Indemnified Parties to the extent such Damages or Expenses are in connection with or arising from:

                  (i) any breach of any representation or warranty of Cingular or SBCW contained in this Agreement; provided that, for purposes of this provision, those representations and warranties (other than the representations and warranties contained in Section 3.9) that are qualified by reference as "material," "material adverse effect" or "CINGULAR MATERIAL ADVERSE EFFECT" or to the "Knowledge" of any Person shall be deemed not to include such qualifications; or

                  (ii) any breach of any covenant or agreement of Cingular or SBCW contained in this Agreement; provided that, for purposes of this provision, those covenants or agreements that are qualified by reference to "material" compliance or "CINGULAR MATERIAL ADVERSE EFFECT" shall be deemed not to include such qualifications.

      9.2 INDEMNIFICATION BY T-MOBILE AND PURCHASER. T-Mobile and Purchaser, jointly and severally, shall indemnify, protect and hold harmless Cingular, SBCW, and their Affiliates, and their respective directors, officers, agents, and employees (collectively "CINGULAR INDEMNIFIED PARTIES") from and against any and all Damages and Expenses (including Third Party Claims, whether in contract or in tort), whether or not litigation is commenced, imposed in any manner upon, incurred by or asserted against such Cingular Indemnified Parties to the extent such Damages or Expenses are in connection with or arising from:

                  (i) any breach of any representation or warranty of T-Mobile or Purchaser contained in this Agreement; provided that, for purposes of this provision, those representations and warranties (other than the representations and warranties contained in Section 5.7) that are qualified by reference as "material" or "material adverse effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications; or

                  (ii) any breach of any covenant or agreement of T-Mobile or Purchaser contained in this Agreement; provided that, for purposes of this provision, those covenants or agreements that are qualified by reference to "material" compliance or "material adverse effect" shall be deemed not to include such qualifications.

      9.3 NOTICE OF CLAIMS; CALCULATION OF DAMAGES OR EXPENSE.

            (a) Any Cingular Indemnified Party or T-Mobile Indemnified Party (the "INDEMNIFIED PARTY") seeking indemnification under this Article IX shall give promptly to the Party (or Parties) obligated to provide indemnification to such Indemnified Party (the

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

"INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claim for indemnification under this Article IX and shall include in such Claim Notice the amount (if then known) or an estimate thereof, and the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based, and any other material and relevant written information the Indemnified Party may have regarding such claim.

            (b) If the indemnification claim involves a Third Party Claim, the procedures set forth in Section 9.4 shall be observed by the Indemnified Party and the Indemnitor.

            (c) If the indemnification claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) Business Days from receipt of the Claim Notice to object to such indemnification claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the indemnification claim by the Indemnitor and the indemnification claim shall be paid in accordance with
Section 9.3(d). If an objection is timely interposed by the Indemnitor, then the Indemnified Party and the Indemnitor shall negotiate in good faith for a period of twenty (20) Business Days from the date (such period is hereinafter referred to as the "NEGOTIATION PERIOD") the Indemnified Party receives such objection. After the Negotiation Period, if the Indemnitor and the Indemnified Party still cannot agree on an indemnification claim, the Indemnitor and Indemnified Party shall jointly submit the dispute concerning such indemnification claim for resolution as provided in Article XI below.

            (d) Upon determination of the amount of an indemnification claim that is binding on both the Indemnitor and the Indemnified Party, the Indemnitor shall pay the amount of such indemnification claim by wire transfer to the Indemnified Party within ten (10) Business Days of the date such amount is determined.

      9.4 THIRD PARTY CLAIMS.

            (a) In the event a claim, suit or proceeding by a third party that is not an Affiliate of a Party to this Agreement is made or filed against any Indemnified Party as to which the Indemnified Party may seek indemnification hereunder (a "THIRD PARTY CLAIM"), such Indemnified Party shall promptly after the receipt of written notice of such Third Party Claim notify the Indemnitor in writing of such Third Party Claim and provide copies of all information provided by such claimant in connection therewith, and thereafter the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, that the failure of the Indemnified Party to give timely notice of any such claim, suit or proceeding or to make timely delivery of any such notices or documents shall not relieve the Indemnitor of its indemnification obligations with respect to such claim, suit or proceeding except to the extent that such Indemnitor has been prejudiced thereby.

            (b) In the event of the initiation of any legal proceeding, claim or demand against the Indemnified Party by a third party for which indemnification is sought under this

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Article IX, the Indemnitor shall have the sole and absolute right after the receipt of notice, pursuant to Section 9.4(a) at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand (subject only to any limitation or condition set forth in this Section 9.4); provided, however, that the Indemnified Party may, at its election, participate in the defense of any such proceeding, claim or demand through counsel of its own choice, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnitor (in which case, if the Indemnified Party notifies the Indemnitor in writing that it elects separate counsel at the expense of the Indemnitor with respect to such defenses (which different or additional defenses must be identified with specificity to the Indemnitor), the Indemnitor shall not have the right to assume the defense of such action on behalf of the Indemnified Party with respect to such defenses), further provided, however, that the Indemnitor has the right to object to such an election by the Indemnified Party and seek a determination pursuant to Article XI concerning that issue.

                  (i) The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

                  (ii) To the extent the Indemnitor fails to assume the defense of a Third-Party Claim within ten (10) days of the Indemnitor's receipt of notice of such claim by the Indemnified Party, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding, claim or demand, and any amount for which indemnification may be sought shall be governed by Section 9.3 hereof, subject to the rights of the Indemnitor to seek a determination pursuant to
Article XI that it has no obligation of indemnification with respect to the Third Party Claim at issue. Either Party has the option to submit the dispute concerning the liability for indemnification for the Third Party Claim for resolution as provided in Article XI below, but such submission shall not delay or impede the Indemnified Party's right to defend the Third Party Claim (or the Indemnitor's right to defend such Third Party Claim pending resolution of any dispute concerning the liability for such Third Party Claim) so as not to prejudice the Indemnified Party.

                  (iii) No Indemnitor shall, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity may be or could have been sought under this Article IX by the Indemnified Party, unless such settlement, compromise or judgment (x) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                  (iv) Within thirty (30) days after (A) any final judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the time in which to appeal therefrom has expired, (B) a settlement shall have been consummated, or (C) the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged by the Indemnified Party to be indemnified, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and the Indemnitor shall promptly pay all undisputed sums so owing to the Indemnified Party. The Indemnified Party shall
(x) provide to the Indemnitor all information, assistance and authority reasonably requested including access to all properties, books, records, contracts or commitments and copies thereof (provided that the Indemnitor shall preserve the confidentiality of any information provided to the same extent it protects its own confidential information) and (y) cause its officers, directors, employees and agents (including legal counsel and accountants) to cooperate with the Indemnitor in order to evaluate any Third Party Claim, or effect any defense, compromise or settlement.

            (c) The Indemnified Party shall have the burden of proof in establishing the amount of Damages and Expense suffered by it.

      9.5 NO SPECIAL DAMAGES. Except as provided in this Section 9.5, the Parties will not be liable to each other for any indirect, incidental, consequential, reliance, or special damages (including lost revenues, lost savings, or lost profits suffered by such other Party) arising under or in connection with this Agreement, regardless of the form of action, whether in contract, warranty, strict liability, or tort, including negligence of any kind whether active or passive, and regardless of whether the Party knew of the possibility that such damages could result (collectively, "SPECIAL DAMAGES"). The Parties hereby release each other, their Affiliates and their respective officers, directors, employees, and agents from any such claim. Nothing contained in this Section 9.5 will limit one Party's liability to the other Party for willful or intentional misconduct. In addition, nothing contained in this Section 9.5 will limit the Parties' indemnification obligations under this
Article IX in the case of the indemnification of a Party for Special Damages awarded in connection with a Third Party Claim.

      9.6 LIMITATIONS.

            (a) The Indemnitor shall be obligated to indemnify the Indemnified Party only when the aggregate of all Damages and Expenses suffered or incurred by the Indemnified Party as to which a right of indemnification is provided under this Article IX exceeds Five Million Dollars ($5,000,000) (the "THRESHOLD AMOUNT"). After the aggregate of all Damages and Expenses suffered or incurred by the Indemnified Party exceeds the Threshold Amount, the Indemnitor shall be obligated to indemnify the Indemnified Party for all such Damages and Expenses without reduction by the Threshold Amount. In no event shall the aggregate liability of either T-Mobile and Purchaser, on the one hand, and Cingular and SBCW, on the other hand, under this Article IX exceed Two Hundred and Fifty Million Dollars ($250,000,000) (the "MAXIMUM AMOUNT"), provided, however, that the aggregate liability of Cingular and SBCW, taken together, for any actions taken or amounts paid pursuant to Section 6.21, Section 7.1, 7.2, 7.6 or any other indemnification obligations contained in this Article IX, shall in no event, taken

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

together, exceed the aggregate Purchase Price. Notwithstanding the above, neither the Threshold Amount nor the Maximum Amount will apply to one Party's liability to any other Indemnified Parties for willful or intentional misconduct, provided that in no event will the liability of Cingular and SBCW, taken together, exceed the aggregate Purchase Price. For purposes of clarification, nothing contained in this Section 9.6 shall limit any Party's specific obligation under this Agreement to pay or fund monetary amounts to any other Party hereto, including pursuant to Sections 2.2, 2.4, 2.5, 2.6 and 6.16 hereof. In addition, nothing contained in this Section will limit the Parties' indemnification obligations under this Article IX in the case of consequential or other such damages awarded in connection with a Third Party Claim; provided that such claims shall be subject to the Threshold Amount, and provided further that in no event will the liability of Cingular and SBCW, taken together, exceed the aggregate Purchase Price.

            (b) The Indemnitor shall not be liable for Damages and Expenses in excess of the actual Damages and Expenses suffered by the Indemnified Party as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds received by the Indemnified Party and indemnification awards received by the Indemnified Party under an Ancillary Agreement or any Existing Ancillary Agreement as a result of the same act, circumstance or condition.

            (c) No Indemnified Party shall be entitled to indemnification under this Article IX unless such Indemnified Party has delivered written notice of the indemnification claim or demand to the Indemnitor within eighteen (18) months of the Closing Date. The indemnification obligations for such claims or demands for which written notice is given within eighteen (18) months of the Closing Date shall continue until the final resolution of each such claim or demand.

      9.7 EXCLUSIVE REMEDY. The exclusive remedy available to an Indemnified Party in respect of the matters covered by Sections 9.1 or 9.2 hereof shall be to proceed in the manner and subject to the limitations contained in this
Article IX. Notwithstanding anything herein to the contrary, the indemnification rights set forth in this Article IX shall in no way limit the indemnification rights of any Indemnified Party as set forth in the Existing Ancillary Agreements. Notwithstanding anything in this Article IX to the contrary, in the event of a breach of the representation set forth in the last sentence of
Section 4.8 hereof, Cingular or an Affiliate shall grant to Purchaser an eighteen (18) month, royalty-free license on commercially reasonable terms to use with the Cingular Assets the software that has been developed by Cingular Sub, Cingular or any Affiliate that is materially necessary to provide Wireless Services in substantially the same manner as provided to subscribers as of the Closing.

      9.8 PENDING CLAIMS. Notwithstanding anything herein to the contrary, Cingular expressly assumes and retains all liabilities relating to all pending or threatened claims, including lawsuits and other proceedings relating to the Cingular Assets or Cingular Sub (as evidenced by written notice of such claim to Cingular prior to the Closing Date) and all matters described or set forth on
Section 9.8 to the Cingular Disclosure Schedule (the "PENDING CLAIMS"). Cingular agrees to indemnify, protect and hold harmless, the T-Mobile Indemnified Parties from and against any and all Damages and Expenses (including Third Party Claims, whether in contract or

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

in tort), whether or not litigation is commenced, imposed in any manner upon, incurred by or asserted against such T-Mobile Indemnified Parties to the extent such Damages or Expenses are in connection with or arising from the Pending Claims. Cingular's indemnification obligation with respect to the Pending Claims will not be subject to the Threshold Amount or the Maximum Amount, and will not be taken into account for purposes of determining whether the Threshold Amount and Maximum Amount have been satisfied, but the other provisions of this Article IX shall apply to any claim for which indemnification is sought. Cingular agrees that it will (i) provide T-Mobile ten (10) Business Days notice of any settlement or other compromise that includes any equitable relief, including injunctive relief, that would affect the Cingular Assets after Closing, and (ii) will not agree to any settlement or other compromise without the consent of T-Mobile (not to be unreasonably withheld) that includes any equitable relief, including injunctive relief, which would have any material adverse affect on the Cingular Assets after Closing.

                                    ARTICLE X

                                   TERMINATION

      10.1 TERMINATION EVENTS. (a) For purposes of this Article X, T-Mobile and Purchaser will be treated as a single Party and Cingular and SBCW will be treated as a single Party. This Agreement may be terminated by any Party ("TERMINATING PARTY") hereto at any time prior to Closing, upon written notice to the other Party hereto ("OTHER PARTY"), upon the occurrence of any of the following events:

            (i) the Bankruptcy of T-Mobile or any entity that, directly or indirectly Controls T-Mobile or Purchaser (in which case this Agreement may be terminated by Cingular or SBCW) or the Bankruptcy of Cingular or any entity that directly or indirectly Controls Cingular or SBCW (in which case this Agreement may be terminated by T-Mobile or Purchaser);

            (ii) the Other Party shall materially breach any of its representations, warranties or covenants contained in this Agreement and
      (i) such breach shall not be capable of being remedied within sixty (60) days after the occurrence of such breach or (ii) a written notice specifying the nature of such breach and requesting that it be remedied is given by the Terminating Party to the Other Party and such breach shall not have been remedied within sixty (60) days after the occurrence of such breach, except that T-Mobile shall have no right of termination with regard to such breach of Cingular's or SBCW's representations, warranties and covenants where such breach(es) can be cured or satisfied by a claim for damages or other action to be reasonably taken by SBCW or Cingular following the Closing, pursuant to Section 7.2 or 7.6 hereof;

            (iii) any consent of any Governmental Body required for consummation of the transactions contemplated hereby shall have been denied by final action of such Governmental Body that is either nonappealable or which has not been appealed within the time limit for appeal;

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                  (iv) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements shall have become final and nonappealable; or

                  (v) the termination of the AWE Merger Agreement.

      10.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (a) Section 6.14, this Section 10.2, Section 6.4, Section 6.6, Article IX, Article XI and Article XII shall survive any such termination and (b) no such termination shall relieve the breaching Party, if any, from any liability resulting from any breach by that Party of this Agreement. In the event that Closing does not occur, Facilities shall not be dissolved pursuant to this Agreement and all existing agreements among the Parties relating to the ownership and operation of Facilities shall continue in full force and effect; provided, that if Closing does not occur as a result of a Qualifying Divestiture, the Tail Period shall be automatically extended for an additional twelve (12) months, such that the total Tail Period shall be thirty six (36) consecutive months commencing upon a dissolution of Facilities, as set forth in the Facilities LLC Agreement, and each of the California System Access and Services Agreement, the New York System Access and Services Agreement, and the Reciprocal Home Roaming Agreement shall be deemed to be amended to reflect such extension. Notwithstanding the foregoing sentence, in connection with such automatic extension and amendment, each Party shall and shall cause its Affiliates to, at the reasonable request of the other Party, execute and deliver any additional agreements, documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to further evidence the foregoing extension and amendments.

                                   ARTICLE XI

                               DISPUTE RESOLUTION

      11.1 HIERARCHY OF DISPUTE RESOLUTION PROCEDURES. For purposes of this
Article XI, Cingular and SBCW will be treated as a single Party and T-Mobile and Purchaser will be treated as a single Party. Except as otherwise expressly set forth in this Article XI or in any Ancillary Agreement, any dispute, controversy or claim, other than a dispute or controversy concerning whether the condition described in Section 8.5 has been satisfied (a "DISPUTE"), whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between a Party and/or any Affiliate thereof, on the one hand, and any other Party and/or any Affiliate thereof on the other hand, that arises out of or relates to this Agreement or any Ancillary Agreement or any obligations or related services to be provided hereunder or thereunder shall be resolved in accordance with the procedures described in this Article XI. Except as provided in Section 11.3, in the case of a Dispute, the Parties agree to establish an internal hierarchy to facilitate resolution of any such Dispute as set forth below:

            (a) Upon written request of any Party, each Party shall appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Dispute. Such written request shall constitute notice to the other Party of the Dispute. The written notice shall include a description of the Dispute and shall be sent to the other Party via facsimile and first class mail. The designated representatives shall meet as often as the Parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any formal proceeding. The Parties' designated representatives shall have their first meeting, pursuant to this subsection, within five (5) Business Days from receipt of the written request for such meeting.

            (b) In the event that such representatives are unable to resolve the Dispute within twenty (20) Business Days after the Dispute is submitted to them, as described above in Section 11.1(a), or if after at least two (2) meetings and ten (10) Business Days following the submission either Party determines in good faith that such representatives are unlikely to be able to resolve such matter, the Dispute shall be immediately referred by written notice to an executive officer of each of such Parties for consideration. In the event that such executive officers are unable to resolve such Dispute within ten (10) Business Days after the Dispute is submitted to them, then the Dispute shall be submitted to the chief executive officer of Cingular and the chief executive officer of T-Mobile. If the chief executive officers are unable to resolve such Dispute within ten (10) Business Days after the Dispute is submitted to them, then the Dispute shall be submitted to arbitration in accordance with Section 11.2. Notwithstanding the ten (10) Business Day and twenty (20) Business Day periods specified above for attempts to resolve a Dispute by the applicable representatives or officers of the Parties at a particular level, if one Party at any time wishes to accelerate the interparty dispute resolution process by referring the Dispute to a higher level prior to the end of such stated time period, the other Party shall endeavor in good faith to accommodate such request so long as its interests are not materially prejudiced by such acceleration.

      11.2 ARBITRATION.

            (a) Except as set forth in Section 11.3, if the Parties are unable to resolve any Dispute as contemplated by Section 11.1, such Dispute shall be submitted to mandatory and binding arbitration at the election of either Party, for itself or its related Affiliate (the "DISPUTING PARTY"). Except as otherwise provided in this Section 11.2, the arbitration shall be conducted pursuant to the CPR Rules. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the Arbitrators (as hereinafter defined) may be entered by any court having jurisdiction thereof.

            (b) To initiate the arbitration, the Disputing Party shall notify the other Party(ies) in writing (the "ARBITRATION DEMAND"), which Arbitration Demand shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and (iii) specify the requested relief. Within fifteen (15) days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement (x) answering the claims set forth in the Arbitration Demand and setting forth any affirmative defenses of such Party, and (y) if the other Party elects to do so, asserting a counterclaim or counterclaims, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief.

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Within fifteen (15) days after the Disputing Party's receipt of the other Party's written statement, the Disputing Party shall file, and serve on the other Party, a written statement responding to the other Party's responses, counterclaim and affirmative defenses, if any.

            (c) The arbitration will be heard by a panel of three (3) arbitrators chosen pursuant to the CPR Rules (the "ARBITRATORS"). The Arbitrators shall be impartial as evidenced, for example, by the fact that they shall not have been employed by or affiliated with any of the Parties or any of their respective Affiliates, and shall possess substantial accounting, legal, telecommunications, business or other professional experience relevant to the issues in dispute in the arbitration as stated in the Arbitration Demand. Within forty-five (45) days - except as modified by order of the Arbitrators after selection of all of the Arbitrators, a hearing shall be held on such date in Chicago, Illinois. In the event that the Parties cannot agree on a date or a location for the hearing, the Arbitrators shall make those choices. The Arbitrators shall rule on the Dispute within twenty (20) days after the hearing and shall prepare and distribute to the Parties by that deadline a writing setting forth the Arbitrators' finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions set forth in Section 6.6 of this Agreement. The Arbitrators shall have the authority and jurisdiction to decide any and all issues, including whether such issue falls within the ambit of this Article XI. The arbitration shall be governed by the CPR Rules, except as modified by agreement of the Parties in this Agreement or otherwise. The Parties consent and submit to the jurisdiction of the state and federal courts located in Delaware for enforcement of any arbitration award or other order/ruling by the Arbitrators.

            (d) The arbitration proceedings and all evidence, testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions set forth in Section 6.6 of this Agreement. The Arbitrators will have no power or authority, under the CPR Rules or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including the provisions of this Article XI.

            (e) The Arbitrators are instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitrators are authorized to issue monetary sanctions against either Party if, upon a showing of good cause, such Party is acting in bad faith and unreasonably delaying the proceeding.

            (f) Any award rendered by the Arbitrators will be final, conclusive and binding upon the Parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

            (g) In connection with any arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitrators, the prevailing Party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

connection with such proceeding in such amount as the Arbitrators deem equitable, in addition to any other relief to which it may be entitled.

      11.3 DISPUTE RESOLUTION PROCEDURES REGARDING DISPUTES UNDER SECTIONS 7.1,
7.2 AND 7.6.

      Any dispute between the parties regarding Sections 7.1, 7.2, or 7.6 shall be submitted to mandatory and binding arbitration as set forth in Section 11.2, except as otherwise provided in this Section 11.3. The time periods in Section
11.2 shall be accelerated as follows for disputes submitted to arbitration pursuant to this Section 11.3:

      (i) The fifteen (15) days referenced in the second sentence of Section 11.2(b) shall be accelerated to ten (10) days. The fifteen (15) days referenced in the last sentence of Section 11.2(b) shall be accelerated to ten (10) days.

      (ii) The forty-five (45) days referenced in the third sentence of Section 11.2(c) shall be accelerated to twenty (20) days. The twenty (20) days referenced in the fourth sentence of Section 11.2(c) shall be accelerated to ten
(10) days.

      11.4 JUDICIAL PROCEDURE. Nothing in Section 11.1, 11.2 or 11.3 shall be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary injunctive or other provisional relief pending final resolution of a Dispute pursuant to such Sections. In addition, nothing in this Article XI shall be construed to prevent a Party from instituting judicial proceedings at any time to avoid the expiration of any applicable limitations period or to preserve a superior position with respect to other creditors.

      11.5 OBLIGATION TO CONTINUE PERFORMANCE PENDING RESOLUTION OF A DISPUTE. Notwithstanding the foregoing provisions of this Article, the Parties agree to the extent reasonably practicable to continue performing, and to cause their respective Affiliates to continue performing, their respective obligations under this Agreement and the Ancillary Agreements to the extent reasonably practicable pending the resolution of any Dispute that is being resolved under this Article XI unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement or such Ancillary Agreements, unless such continued performance shall be forbidden or restricted by a court, arbitrator or other tribunal.

                                   ARTICLE XII

                                     GENERAL

      12.1 AMENDMENTS. This Agreement may be amended only in writing and in compliance with the following: (i) the only Persons authorized to sign any amendment or modifications on behalf of T-Mobile or Purchaser are the Chief Financial Officer or General Counsel of T-Mobile; (ii) the only Persons authorized to sign any amendment or modifications on behalf of Cingular or SBCW are the Chief Financial Officer, Senior Vice President -

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

Corporate Development, or General Counsel of Cingular, and any signature by any other Person on behalf of T-Mobile or Cingular is null and void and of no force or effect whatsoever.

      12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. THE PARTIES TO THIS AGREEMENT CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DELAWARE FOR ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREE THAT SUCH COURTS SHALL BE AN APPROPRIATE FORUM WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.

      12.3 SECTION HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

      12.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

      12.5 NOTICES AND DEMANDS. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by courier or facsimile transmission to the Parties at the addresses or facsimile numbers set forth below:

             If to T-Mobile or Purchaser, to:

             T-Mobile USA, Inc.
             12920 SE 38th St.
             Bellevue, WA  98006
             Attention:  General Counsel
             Telephone Number: (425)-378-4000
             Telecopy Number:  (425) 378-6380

             with a copy to (which shall not constitute notice):

             Preston Gates & Ellis LLP
             925 Fourth Avenue, Suite 2900
             Seattle, WA  98104
             Attention:  Richard B. Dodd
             Telephone Number: (206) 623-7580
             Telecopy Number:  (206) 623-7022

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

             If to Cingular or SBCW, to:

             Cingular Wireless LLC
             5565 Glenridge Connector
             Suite 2000
             Atlanta, GA 30342
             Attention: General Counsel
             Telephone Number: (404) 236-6140
             Telecopy Number:  (404) 236-6145

             With a copy to (which shall not constitute notice):

             Alston & Bird LLP
             1201 West Peachtree Street
             Atlanta, GA  30309-3424
             Attention:        Pinney L. Allen
                               Janine Brown
             Telephone Number:  (404) 881-7000
             Telecopy Number:  (404) 881-4777

All such notices and other communications will (a) if delivered personally or by courier to the address provided in this Section 12.5, be deemed given upon delivery and (b) if delivered by facsimile transmission to the facsimile number provided in this Section 12.5, be deemed given when receipt of transmission has been orally confirmed by the receiving Party (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12.5). Any notice of breach shall be prominently labeled as "Notice of Breach of Contract." Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

      12.6 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. If the Agreement or any portion thereof cannot be reasonably saved by rendering the contested provision(s) or portions thereof ineffective, the Parties shall use their commercially reasonable efforts to negotiate and agree upon a cure to the problem if reasonably possible. Notwithstanding the foregoing, this Section 12.6 shall not apply to Section 8.5 (Closing of AWE Merger; No Qualifying Divestiture) or Section 10.1 (a)(iv) (Termination Events).

      12.7 WAIVER. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party, it being agreed that the only Persons authorized to sign any waiver or extension on behalf of T-Mobile and Purchaser are the Chief Financial Officer or General Counsel of T-Mobile, and the only Persons authorized to sign any waiver or extension on behalf of Cingular and SBCW are the Chief Financial Officer, General Counsel or Senior Vice President - Corporate Development of Cingular and any signature by any other Person on behalf of such parties is null and void and of no force or effect whatsoever. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      12.8 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements and the Exhibits and Schedules hereto and thereto constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof. This Agreement and the Ancillary Agreements and the Exhibits and Schedules hereto and thereto supersede any and all other agreements, either oral or written, between such Parties with respect to the subject matter hereof and thereof.

      12.9 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation."

      12.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties; provided, however, that Purchaser may assign its rights and obligations to one or more Affiliates without the consent of SBCW or Cingular. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing at its option, SBCW may structure its disposition of the interest in Newco as a tax-deferred, like-kind exchange ("EXCHANGE") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. If SBCW elects to undertake an Exchange, SBCW, at its option, may assign its right in, and delegate its duties (in part or in whole) under this Agreement, as well as the transfer of its interest in Newco, to an exchange accommodator ("ACCOMMODATOR") selected by SBCW (which Accommodator shall be reasonably acceptable to T-Mobile). In such event, T-Mobile and Purchaser agree to cooperate with Cingular and SBCW in connection with the Exchange, including the execution of documents (including, but not limited to, escrow instructions and amendments to escrow instructions) in connection therewith, provided that T-Mobile shall in no way be obligated to pay any charges incurred with respect to SBCW's replacement property in the Exchange or to take title to SBCW's replacement property. T-Mobile and Purchaser shall not be required to make any representations or warranties, assume any obligations, spend any out-of-pocket sum, or acquire title to any other property in connection with the Exchange. All representations, warranties, covenants, and indemnification obligations of the parties to one another, whether set forth in this Agreement or otherwise, shall not be

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

affected by the Exchange or the assignment to the Accommodator and Cingular and SBCW shall execute such documents as may be reasonably requested by T-Mobile to further evidence (but neither diminish or expand) such agreement in the first clause of this sentence. Cingular shall indemnify, protect, defend, and hold T-Mobile and Purchaser harmless from and against any and all causes of action, claims, demands, liabilities, costs, and expenses, including attorneys' fees and costs, incurred by T-Mobile and Purchaser in connection with any third-party claims that may arise as a result of, or in connection with, the Exchange.

      12.11 NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly contemplated by this Agreement, this Agreement is entered into solely for the benefit of the Parties hereto, and their permitted assigns, and shall not confer any rights upon any person or entity not a party to this Agreement.

      12.12 ENFORCEMENT OF AGREEMENT. Notwithstanding anything herein to the contrary or in any other agreement between the Parties, the Parties expressly agree that this Section 12.12 shall apply to any breach of this Agreement. Each of the Parties acknowledges and agrees that the Transferred Newco Membership Interest is unique and that the breach of this Agreement by either Party will cause the non-breaching Party to suffer substantial and irreparable harm. The Parties further acknowledge and agree that the non-breaching Party could not be reasonably or adequately compensated in money damages in an action at law and that remedies other than injunctive relief or specific performance could not fully compensate the non-breaching Party in the event of a breach by the other Party in the performance of its obligations under this Agreement. Accordingly, the Parties agree that, in the event of any such breach, the non-breaching Party shall be entitled to injunctive relief to prevent such breach or to cure and compel cessation of a breach, among other forms of relief that the Parties acknowledge would be appropriate including a decree of specific performance pursuant to which the breaching Party is ordered to affirmatively carry out its obligations under this Agreement, subject to the conditions of this Agreement. The foregoing shall not be deemed to be or construed as a waiver or election of remedies by the non-breaching Party and the non-breaching Party expressly reserves any and all rights and remedies available to the non-breaching Party at law or in equity in the event of a breach or default by the breaching Party under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

CINGULAR WIRELESS LLC

EXHIBITS - Interest Purchase Agreement by and among T-Mobile USA, Inc.,
           Omnipoint Communications, Inc., Cingular Wireless LLC and SBC Wireless LLC dated as of May 24, 2004.

                                                                   EXHIBIT 10.66

                  SIGNATURE PAGE - INTEREST PURCHASE AGREEMENT

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

PURCHASER:                                               SBCW:
OMNIPOINT COMMUNICATIONS, INC.                           SBC WIRELESS LLC

/s/ Robert P. Dotson                                     /s/ Stephen A. McGaw
----------------------------                             --------------------

Name: Robert P. Dotson                                   Name: Stephen A. McGaw

Title: President and Chief Executive Officer             Title: Senior Vice President

T-MOBILE:                                                CINGULAR:

T-MOBILE USA, INC.                                       CINGULAR WIRELESS LLC

/s/ Robert P. Dotson                                     /s/ Stephen A. McGaw
---------------------------                              --------------------

Name :  Robert P. Dotson                                 Name: Stephen A. McGaw

Title : President and Chief Executive Officer            Title: Senior Vice President